                                                                    EXHIBIT 4.13

                                                                  CONFORMED COPY


                              DATED 6th March, 2002


                             SUPPLEMENTAL AGREEMENT


                                     BETWEEN


                                   SPIRENT plc
                        (formerly known as BOWTHORPE plc)


                                       AND

                            HSBC INVESTMENT BANK PLC
                                    as Agent


        relating to a L315,000,000 and U.S.$200,000,000 CREDIT AGREEMENT
       dated 14th June, 1999 (as amended by a supplemental agreement dated
        15th July, 1999, a syndication agreement dated 16th August, 1999 and two further supplemental agreements each dated 15th November, 2000)


                                  ALLEN & OVERY
                                     London

                                      INDEX

CLAUSE                                                                     PAGE
1.     Interpretation.........................................................1
2.     Amendments.............................................................1
3.     Representations........................................................2
4.     Fees...................................................................2
5.     Miscellaneous..........................................................3
6.     Governing law..........................................................3

SCHEDULE

THIS SUPPLEMENTAL AGREEMENT is dated 6th March, 2002 between:

(1) SPIRENT plc (formerly known as BOWTHORPE plc) (Registered No. 470893) (the "COMPANY"); and

(2)    HSBC INVESTMENT BANK PLC as agent (in this capacity the "AGENT").

BACKGROUND

(A) This Agreement is supplemental to and amends a credit agreement dated 14th June, 1999, as amended by a supplemental agreement dated 15th July, 1999, a syndication agreement dated 16th August, 1999 and two further supplemental agreements, each dated 15th November, 2000 between, among others, the Company and the Facility Agent (the "CREDIT AGREEMENT").

(B) The Majority Banks (as defined in the Credit Agreement) have consented to the amendments to the Credit Agreement contemplated by this Agreement. Accordingly, the Agent is authorised to execute this Agreement on behalf of the Finance Parties.

(C) The Parties have agreed that as of 23rd November, 2001 Tranche A (of which U.S $152,000,000 is currently outstanding) would be converted from a term loan facility to a revolving credit facility.

IT IS AGREED as follows:

1.     INTERPRETATION

1.1    DEFINITIONS

       Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

       "EFFECTIVE DATE"

       means 7th March 2002 or such other date as the Company and the Facility Agent may agree.

       "SUPPLEMENTAL FEE LETTER"

       means the letter dated the date of this Agreement between the Company and the Agent setting out the amount of the fee referred to in Clause 4
       (Fees).

1.2    CONSTRUCTION

       The provisions of Clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Credit Agreement are to be construed as references to this Agreement.

2.     AMENDMENTS

       Subject as set out below, the Credit Agreement will be amended and restated in the form set out in Schedule 2 (Restated Credit Agreement).

       The Credit Agreement will not be amended by this Agreement unless the Agent notifies the Company and the Banks that it has received all of the documents set out in Schedule 1 in form and substance satisfactory to the Agent on or prior to the Effective Date. The Agent must give this notification as soon as reasonably practicable.

       If the Agent fails to give the notification under paragraph (a) above by the Effective Date, the Credit Agreement will not be amended in the manner contemplated by this Agreement.

3.     REPRESENTATIONS

3.1    REPRESENTATIONS

       The representations set out in this Clause are made by the Company on the date of this Agreement to each Finance Party.

3.2    POWERS AND AUTHORITY

       It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of this Agreement and the transactions contemplated by this Agreement.

3.3    LEGAL VALIDITY

       This Agreement constitutes its legally binding, valid and enforceable obligation.

3.4    NON-CONFLICT

       The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

       (a)     any law or regulation applicable to it; or

       (b)     its or any of its Subsidiaries' constitutional documents; or

       (c) any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets.

3.5    AUTHORISATIONS

       All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

3.6    CREDIT AGREEMENT

       The representations set out in Clause 18 (Representations and warranties) of the Credit Agreement (with the exception of Clause 18.8(d) (Accounts)) are true as if made on the date of this Agreement and as if references to the Credit Agreement are references to the Credit Agreement, as amended by this Agreement, with reference to the facts and circumstances then existing.

4.     FEES

       The Company shall on the date of this Agreement pay to the Agent for each Bank a fee in the amount referred to in the Supplemental Fee Letter.

5.     MISCELLANEOUS

(a)    This Agreement is a Finance Document.

(b) Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and the Credit Agreement and this Agreement will be read and construed as one document.

6.     GOVERNING LAW

       This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                         CONDITIONS PRECEDENT DOCUMENTS

1. A copy of the constitutional documents of the relevant Obligor or, if the Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Agent's possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2. A copy of a resolution of the board of directors of each Obligor (or a committee of its board of directors) approving the terms of, and the transactions contemplated by, this Agreement.

3. If applicable, a copy of a resolution of the board of directors of each Obligor establishing the committee referred to in paragraph 2 above.

4. If not already supplied to the Agent, a specimen of the signature of each person authorised on behalf of each Obligor to sign this Agreement.

5. A certificate of an authorised signatory of each Obligor certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

6. A copy of any other authorisation or other document, opinion or assurance which the Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, this Agreement or for the validity and enforceability of this Agreement.

7. Evidence that all fees and expenses then due and payable from the Company in respect of this Agreement have been paid.

                                   SCHEDULE 2

                            RESTATED CREDIT AGREEMENT


                                    AGREEMENT


                              DATED 14th June, 1999


                       L315,000,000 and U.S. $200,000,000
                              AMENDED AND RESTATED


                                 CREDIT FACILITY

                                       FOR

                  SPIRENT plc (formerly known as BOWTHORPE plc)

                                   ARRANGED BY

                             DEUTSCHE BANK AG LONDON
                            HSBC INVESTMENT BANK plc


                                  ALLEN & OVERY
                                     London

                                    CONTENTS

CLAUSE                                                                    PAGE
1.     Interpretation........................................................8
2.     The Facilities.......................................................30
3.     Purpose..............................................................32
4.     Conditions precedent.................................................32
5.     Loans and Term-out Option............................................33
6.     Repayment............................................................34
7.     Prepayment and cancellation..........................................35
8.     Interest Periods.....................................................39
9.     Interest.............................................................41
10.    Optional Currencies..................................................43
11.    Amount of Optional Currencies........................................43
12.    Payments.............................................................44
13.    Taxes................................................................46
14.    Market disruption....................................................48
15.    Increased costs......................................................50
16.    Illegality...........................................................51
17.    Guarantee............................................................51
18.    Representations and warranties.......................................54
19.    Undertakings.........................................................57
20.    Default..............................................................63
21.    The Agent and the Arrangers..........................................67
22.    Fees.................................................................71
23.    Expenses.............................................................73
24.    Stamp duties.........................................................73
25.    Indemnities..........................................................73
26.    Evidence and calculations............................................75
27.    Amendments and waivers...............................................75
28.    Changes to the parties...............................................76
29.    Disclosure of information............................................80
30.    Set-off..............................................................81
31.    Pro rata sharing.....................................................81
32.    Severability.........................................................82
33.    Counterparts.........................................................82
34.    Notices..............................................................83
35.    Language.............................................................84
36.    Jurisdiction.........................................................84
37.    Governing law........................................................85

SCHEDULES

ERROR! NO TABLE OF CONTENTS ENTRIES FOUND.

THIS AGREEMENT is made on 14th June, 1999 between:

(1) SPIRENT plc (formerly known as BOWTHORPE plc) (Registered No. 470893) (the "COMPANY");

(2) DEUTSCHE BANK AG LONDON AND HSBC INVESTMENT BANK plc as arrangers (in this capacity the "ARRANGERS");

(3)    THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "BANKS");
       and

(4)    HSBC INVESTMENT BANK plc as agent (in this capacity the "AGENT").

IT IS AGREED as follows:

1.     INTERPRETATION

1.1    DEFINITIONS

       In this Agreement:

       "ACCOUNTING PERIOD"

       means:

       (a) in respect of the Group, any period of 12 months ending on the last day of a financial year or financial half-year of the Group; or

       (b) for the purposes of Clause 19.18 (Material Subsidiaries), in respect of the Company or any Material Subsidiary, any period of 12 months ending on the last day of a financial year or financial half-year of the Company or that Material Subsidiary (as applicable).

       "ACCOUNTS"

       means, at any time:

       (a) in respect of any Accounting Period of the Group, the consolidated balance sheet and profit and loss account of the Group provided to the Agent under Clause 19.2(a) or (b) (Financial information) in respect of that Accounting Period; or

       (b) for the purposes of Clause 19.18 (Material Subsidiaries), in respect of any Accounting Period of the Company or any Material Subsidiary the balance sheet and profit and loss account of the Company or that Material Subsidiary (as applicable) in respect of that Accounting Period.

       "ACQUISITION FINANCIAL INDEBTEDNESS"

       means any indebtedness (without double counting) in respect of:

       (a)     moneys borrowed;

       (b)     any debenture, bond, note, loan stock or other similar security;

       (c)     any acceptance credit;

       (d) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset to the extent that it is required by generally accepted U.K. accounting principles to be shown as a borrowing in the Accounts of the relevant company; or

       (e) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money.

       "ADDITIONAL BORROWER"

       means a member of the Group which becomes a Borrower in accordance with Clause 28.5 (Additional Borrowers).

       "ADDITIONAL GUARANTOR"

       means a member of the Group which becomes a Guarantor in accordance with Clause 28.6 (Additional Guarantors).

       "AFFILIATE"

       means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

       "AGENT'S SPOT RATE OF EXCHANGE"

       means the Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on a particular day.

       "BALANCE SHEET"

       means, at any time, the latest published consolidated balance sheet of the Group, which, for the avoidance of doubt, shall be deemed not to include the Excluded Subsidiaries.

       "BORROWER"

       means, subject to Clause 28.7 (Removal of Obligors), the Company or an Additional Borrower.

       "BORROWER ACCESSION AGREEMENT"

       means a letter substantially in the form of Part II of Schedule 5 with such amendments as the Agent and the Company may agree.

       "BUSINESS DAY"

       means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

       (a) in relation to a payment in an Optional Currency other than euros, the principal financial centre of the country of that Optional Currency; or

       (b)     in relation to a payment in euros, a TARGET Business Day.

       "CASH AND CASH EQUIVALENTS"

       means, at any time:

       (a)     cash on deposit in any Permitted Bank;

       (b)     any investment in:

               (i) marketable obligations issued or guaranteed by the U.S. or the U.K. or by an instrumentality or agency of the U.S. or the U.K. having an equivalent credit rating;

               (ii) certificates of deposit, maturing within one year after acquisition thereof, issued by a Permitted Bank;

               (iii) bankers' acceptances and eligible bills accepted by Permitted Banks, maturing within one year after acquisition thereof; and

               (iv) open market commercial paper or other unsubordinated indebtedness:

                       (A) for which a recognised trading market exists on any Business Day;

                       (B) issued in the U.S., the U.K. or the Eurodollar market;

                       (C) which matures within one year after acquisition thereof; and

                       (D) which has a credit rating of either A-1 by Standard & Poor's or IBCA or P-1 by Moody's or any future equivalent of any such credit rating, or, if no rating is available with respect to such commercial paper or indebtedness, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating; or

       (c) any other instrument, security or investment approved by the Majority Banks,

       in each case, to which any member of the Group is beneficially entitled at that time.

       "CLEAN-UP PERIOD"

       means the period from the date of this Agreement to the date falling 180 days after the Target becomes a Subsidiary of the Company.

       "CODE"

       means the United States Internal Revenue Code of 1986 as amended from time to time.

       "COMMITMENT"

       means a Tranche A Commitment, a Tranche B Commitment or a Tranche C Commitment.

       "COMMITMENT PERIOD"

       means the Tranche A Commitment Period, the Tranche B Commitment Period or the Tranche C Commitment Period.

       "COMPLIANCE CERTIFICATE"

       means a certificate substantially in the form of Schedule 6.

       "CONSOLIDATED EBIT"

       means, in relation to any Accounting Period of the Group, the consolidated operating profit of the Group for that Accounting Period calculated by reference to the Accounts of the Group for that Accounting Period and:

       (a)     before deducting, charging or providing for:

               (i)     Consolidated Net Interest Expense; and

               (ii) any taxation as shown in the profit and loss section of those Accounts for that Accounting Period; and

       (b) before taking into account any exceptional items (including, without limitation, profits or losses on the sale or termination of an operation, costs of a fundamental reorganisation or restructuring and profits or losses on the disposal of fixed assets) as shown in the profit and loss section of the Accounts of the Group for that Accounting Period.

       "CONSOLIDATED EBITA"

       means, in relation to any Accounting Period of the Group, the consolidated operating profit of the Group for that Accounting Period calculated by reference to the Accounts of the Group for that Accounting Period and:

       (a)     before deducting, charging or providing for:

               (i)     Consolidated Net Interest Expense;

               (ii) any taxation as shown in the profit and loss section of those Accounts for that Accounting Period;

               (iii)   amortisation charged during that Accounting Period; and

       (b) before taking into account any exceptional items (including, without limitation, profits or losses on the sale or termination of an operation, costs of a fundamental reorganisation or restructuring and profits or losses on the disposal of fixed assets) as shown in the profit and loss section of the Accounts of the Group for that Accounting Period.

       "CONSOLIDATED EBITDA"

       means, in relation to any Accounting Period, the consolidated operating profit of the Group for that Accounting Period calculated by reference to the Accounts for that Accounting Period and:

       (a)     before deducting, charging or providing for:

               (i)     Consolidated Net Interest Expense;

               (ii) any taxation as shown in the profit and loss section of those Accounts for that Accounting Period;

               (iii)   depreciation in respect of that Accounting Period; and

               (iv)    amortisation charged during that Accounting Period; and

       (b) before taking into account any exceptional items (including, without limitation, profits or losses on the sale or termination of an operation, costs of a fundamental reorganisation or restructuring and profits or losses on the disposal of fixed assets) as shown in the profit and loss section of the Accounts of the Group for that Accounting Period.

       "CONSOLIDATED INTEREST EXPENSE"

       means, in relation to any Accounting Period, all interest, acceptance commission and any other continuing, regular or periodic costs and expenses in the nature of interest (whether paid, payable or capitalised) incurred by the Group (other than interest paid or payable to another member of the Group) during that Accounting Period.

       "CONSOLIDATED INTEREST RECEIVABLE"

       means, in relation to any Accounting Period, all interest received or receivable by any member of the Group (other than interest received or receivable from another member of the Group) during that Accounting Period.

       "CONSOLIDATED NET DEBT"

       means, at any time and without double counting, Total Consolidated Debt less Cash and Cash Equivalents at that time.

       "CONSOLIDATED NET INTEREST EXPENSE"

       means, in relation to any Accounting Period, Consolidated Interest Expense for that period less Consolidated Interest Receivable for that period.

       "CONSOLIDATED TOTAL ASSETS"

       means, at any time, the consolidated fixed assets and consolidated current assets of the Group as shown in its Balance Sheet excluding, for the avoidance of doubt, goodwill and investment in joint ventures.

       "DANGEROUS SUBSTANCES"

       means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour), the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives a risk of causing harm to man or any other living organism or damaging in any material respect the environment or public health or welfare, including, but not limited to, any controlled, special, hazardous, toxic, radioactive or dangerous waste.

       "DEFAULT"

       means an Event of Default or a Potential Event of Default.

       "DRAWDOWN DATE"

       means the date of the making of a Loan.

       "EBIT"

       means, in relation to any Accounting Period for the Company or any Material Subsidiary, the operating profit of the Company or that Material Subsidiary (as applicable) for that Accounting Period calculated by reference to the Accounts of the Company or that Material Subsidiary (as applicable) for that Accounting Period and:

       (a)     before deducting, charging or providing for:

               (i) all interest, acceptance commission and any other continuing, regular or periodic costs and expenses in the nature of interest (whether paid, payable or capitalised) incurred by the Company or that Material Subsidiary (as applicable) during that Accounting Period less all interest received or receivable by the Company or that Material Subsidiary (as applicable) during that Accounting Period; and

               (ii) any taxation as shown in the profit and loss section of those Accounts for that Accounting Period; and

       (b) before taking into account any exceptional items (including, without limitation, profits or losses on the sale or termination of an operation, costs of a fundamental reorganisation or restructuring and profits or losses on the disposal of fixed assets) as shown in the profit and loss section of those Accounts for that Accounting Period.

       "ECB COSTS"

       means the cost imputed to the Banks of compliance with any reserve asset requirements of the European Central Bank.

       "ENVIRONMENTAL CLAIM"

       means any claim by any person:

       (a) in respect of losses or liabilities suffered or incurred by that person as a result of or in connection with the violation of any Environmental Law; or

       (b) giving rise to any remedy or penalty that may be enforced or assessed by private or public legal action as a result of environmental contamination or any application for any interim or financial, judicial or administrative decree, injunction, cease and desist order, abatement order, compliance order, consent order, clean-up order, or enforcement notice, stop notice, improvement notice, prohibition notice or revocation order in respect of that environmental contamination; or

       (c) in respect of any other remedial action or action to comply that the relevant person is obliged to take pursuant to any Environmental Law in respect of any environmental contamination.

       "ENVIRONMENTAL LAW"

       means any common or statutory law or regulation concerning the protection of human health, any living organism, the workplace or the environment or the conditions of the workplace or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

       "ERISA"

       means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the rulings and regulations issued under it.

       "ERISA AFFILIATE"

       means any person which is, for the purposes of Title IV of ERISA, a member of the controlled group of any U.S. Borrower or U.S. Material Subsidiary or under common control of any U.S. Borrower or U.S. Material Subsidiary within the meaning of section 414(b), (c), (m) or (o) of the Code.

       "EURO" OR "EURO"

       means the single currency of the Participating Member States.

       "EVENT OF DEFAULT"

       means an event specified as such in Clause 20.1 (Events of Default).

       "EXCLUDED SUBSIDIARY"

       means:

       (a)     WAGO Kontakttechnik GmbH and its Subsidiaries;

       (b)     WAGO Contact SA and its Subsidiaries; or

       (c) any other Subsidiary of the Company which is designated as such with the approval of the Agent,

       but only for so long as such Subsidiary is not treated as a Subsidiary for the purposes of the audited consolidated accounts of the Group.

       "EXISTING FACILITY"

       means:

       (a) the L25,000,000 facility provided by Deutsche Bank AG London pursuant to a facility agreement dated 1st July, 1998 (as supplemented on 14th March, 1999) between Deutsche Bank AG London and the Company; or

       (b) the L50,000,000 facility provided by Midland Bank plc pursuant to a facility agreement dated 5th June, 1998 (as supplemented on 12th January, 1999) between Midland Bank plc and the Company.

       "FACILITY"

       means the Tranche A Facility, the Tranche B Facility or the Tranche C Facility and "FACILITIES" means all of them.

       "FACILITY OFFICE"

       means the office(s) notified by a Bank to the Agent:

       (a)     on or before the date it becomes a Bank; or

       (b)     by not less than 5 Business Days' notice,

       as the office(s) through which it will perform all or any of its obligations under this Agreement which, in the case of:

       (i)     any U.K. Bank shall be situated in the U.K.; and

       (ii)    any U.K. Treaty Bank shall be situated outside the U.K.

       "FEE LETTER"

       means a letter dated on or about the date of this Agreement between the Arrangers and the Company or the Agent and the Company setting out the amount of various fees referred to in Clause 22 (Fees).

       "FINAL MATURITY DATE"

       means the fifth anniversary of the first Drawdown Date.

       "FINANCE DOCUMENT"

       means:

       (a)     this Agreement;

       (b)     a Novation Certificate;

       (c)     a Fee Letter;

       (d)     the Mandate Letter;

       (e)     a Borrower Accession Agreement;

       (f)     a Guarantor Accession Agreement;

       (g)     the Syndication Side-Letter;

       (h)     a Syndication Agreement; or

       (i) any other document designated as such by the Agent and the Company.

       "FINANCE PARTY"

       means an Arranger, a Bank or the Agent.

       "FINANCIAL INDEBTEDNESS"

       means any indebtedness (without double counting) in respect of:

       (a)     moneys borrowed;

       (b)     any debenture, bond, note, loan stock or other similar security;

       (c)     any acceptance credit;

       (d)     receivables sold or discounted (to the extent of recourse);

       (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset and, for the purposes of Clause 19.8 (Preferred Indebtedness), to the extent that it is required by generally accepted U.K. accounting principles to be shown as a borrowing in the Accounts of the relevant company;

       (f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased and required to be accounted for as a finance lease under SSAP 21 or FRS 5;

       (g) any currency swap or interest swap, cap or collar arrangement or any other derivative instrument the amount of which will be calculated on a mark to market basis;

       (h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

       (i) any guarantee, indemnity, counter indemnity or similar assurance against financial loss of any person given for a type of indebtedness referred to in paragraphs (a) to (h) above.

       "FRS"

       means a financial reporting standard issued by the Accounting Standards Board.

       "GROUP"

       means the Company and its Subsidiaries other than any Excluded
       Subsidiary.

       "GUARANTOR"

       means, subject to Clause 28.7 (Removal of Obligors), the Company or an Additional Guarantor.

       "GUARANTOR ACCESSION AGREEMENT"

       means a letter substantially in the form of Part III of Schedule 5 with such amendments as the Agent and the Company may agree.

       "HOLDING COMPANY"

       has the meaning given to it in Section 736 of the Companies Act 1985.

       "IBCA"

       means The Fitch IBCA Group.

       "INFORMATION MEMORANDUM"

       means the information memorandum to be prepared on behalf of the Company and delivered to potential Banks in connection with the syndication of the Facilities.

       "INTEREST PERIOD"

       means each period determined in accordance with Clause 8 (Interest Periods).

       "LIBOR"

       means:

       (a) the rate per annum appearing on page 3750 or page 3740 (as appropriate) on the Telerate Screen information display (the "TELERATE SCREEN"); or

       (b) if no rate appears on the Telerate Screen (or its successor), the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in the currency of the relevant Loan for a period comparable to the relevant Interest Period.

       "LOAN"

       means, subject to Clauses 8 (Interest Periods) and 10 (Optional Currencies), the principal amount of each borrowing by a Borrower under this Agreement or the principal amount outstanding of that borrowing.

       "MAJORITY BANKS"

       means, at any time:

       (a) if any Loan is outstanding, Banks with an aggregate outstanding Original Sterling Amount of participations in Loans at that time of more than 66 2/3 per cent. of the aggregate Original Sterling Amount of all Loans then outstanding; or

       (b) if no Loan is outstanding, Banks whose Commitments then aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction).

       "MANDATE LETTER"

       means the mandate letter dated 14th June, 1999 between the Arrangers and the Company.

       "MANDATORY COST"

means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Agent under Schedule 3.

       "MARGIN"

       means, subject to Clause 9.5 (Adjustment of the Margin), 0.80 per cent. per annum.

       "MARGIN CERTIFICATE"

       means a certificate substantially in the form of Schedule 7.

       "MATERIAL ADVERSE EFFECT"

       means a material adverse effect on the ability of the Company to perform:

       (a)     any of its payment obligations under the Finance Documents; or

       (b)     any of its obligations under Clause 19.10 (Financial covenants).

       "MATERIAL SUBSIDIARY"

       means:

       (a) before any Compliance Certificate is delivered under Clause 19.2(c) (Financial information), each Subsidiary of the Company listed in Schedule 9; or

       (b) each Subsidiary of the Company listed in the Compliance Certificate most recently provided to the Agent under Clause 19.2(c) (Financial information),

       so long as it is a Subsidiary of the Company.

       "MERGER"

       means the merger of the Target and Norman Acquisition Corp. pursuant to the Merger Agreement.

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                                       19

       "MERGER AGREEMENT"

       means the merger agreement dated on or around the date of this Agreement and made between the Target, Norman Acquisition Corp., Bowthorpe Financing Corp. and the stockholders of the Target named therein.

       "MOODY'S"

       means Moody's Investors Service, Limited.

       "NOVATION CERTIFICATE"

       has the meaning given to it in Clause 28.3 (Procedure for novations).

       "OBLIGOR"

       means a Borrower or a Guarantor.

       "OPTIONAL CURRENCY"

       means:

       (a)     U.S. Dollars; and

       (b) any other currency (other than Sterling) which is for the time being freely transferable and convertible into Sterling and deposits of which are readily available in the London interbank market.

       "ORIGINAL GROUP ACCOUNTS"

       means the audited consolidated accounts of the Group for the year ended 31st December, 1998.

       "ORIGINAL STERLING AMOUNT"

       means:

       (a)     the principal amount of a Loan denominated in Sterling; or

       (b) the principal amount of a Loan denominated in an Optional Currency translated into Sterling on the basis of the Agent's Spot Rate of Exchange 3 Business Days before its Drawdown Date or, in the case of a Term Loan, its then current Interest Period.

       "PARTICIPATING MEMBER STATE"

       means a member state of the European Communities that adopts the euro as its currency in accordance with legislation of the European Union relating to European Economic and Monetary Union.

       "PARTY"

       means a party to this Agreement.

       "PBGC"

       means the Pension Benefit Guaranty Corporation and any entity succeeding to any of its functions under ERISA.

       "PENSION PLAN"

       means any single employer plan as defined in Section 4001(a)(15) of ERISA which is subject to Title IV of ERISA that is maintained for employees of any U.S. Obligor, U.S. Material Subsidiary or any ERISA Affiliate.

       "PERMITTED BANK"

       means:

       (a) any commercial bank or trust company having, in respect of its long-term debt obligations, a rating of A or higher by Standard & Poor's or IBCA or A-2 or higher by Moody's or a comparable rating from a nationally recognised (in England) credit rating agency; or

       (b)     the Agent.

       "POTENTIAL EVENT OF DEFAULT"

       means an event or circumstance which, with the giving of notice and/or lapse of time and/or fulfilment of any other applicable condition, as provided in Clause 20.1 (Events of Default), would constitute an Event of Default.

       "PREFERRED INDEBTEDNESS"

       means the principal amount of Financial Indebtedness (or in the case of any derivative transaction, the mark to market value of that derivative transaction) of:

       (a)     all members of the Group (other than Guarantors); and

       (b)     the Guarantors which is secured by Security Interests,

       other than:

       (i) the Financial Indebtedness listed in Schedule 8 and outstanding as at 14th May, 1999 (and any Financial Indebtedness incurred in refinancing any of the Financial Indebtedness listed in Schedule 8 and any Financial Indebtedness listed in Schedule 8 which has been repaid and reborrowed, in each case, up to the amount of that Financial Indebtedness set out in Schedule 8 which has been refinanced or repaid and reborrowed);

       (ii)    Financial Indebtedness incurred under the Finance Documents; and

       (iii) the mark to market value of any derivative transaction entered into by any Obligor.

       "PRESS RELEASE"

       means the press release to be made by or on behalf of the Company announcing the terms of the Merger.

       "QUALIFYING BANK"

       means:

       (a)     in respect of the UK:

               (i)     a U.K. Bank;

               (ii) to the extent permitted in the Syndication Side-Letter, a U.K. Treaty Bank; or

       (b)     in respect of the U.S. a U.S. Bank or a U.S. Treaty Bank.

       "RATE FIXING DAY"

       means:

       (a) the first day of an Interest Period for a Loan denominated in Sterling;

       (b) the second TARGET Business Day before the first day of an Interest Period for a Loan denominated in euros; or

       (c) the second Business Day before the first day of an Interest Period for a Loan denominated in any currency other than Sterling or euros,

       or such other day as is generally treated as the rate fixing day by market practice in the London interbank market for the currency concerned, as notified by the Agent to the other Parties by not less than five Business Days' notice.

       "REFERENCE BANKS"

       means, subject to Clause 28.8 (Reference Banks), Deutsche Bank AG London and HSBC Bank plc and, following completion of Syndication, one other Bank (or an Affiliate of a Bank) selected by the Agent in accordance with Clause 28.8(b) (Reference Banks).

       "REGULATION D"

       means Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

       "REGULATION D COSTS"

       means, in relation to its participation in a Loan made to a U.S. Borrower (or deposits maintained by a Bank to fund that participation), the amount (if any) certified by a Bank to be the cost to it of complying with Regulation D (or any similar reserve requirements) in respect of its participation or those deposits.

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                                       22

       "REQUEST"

       means a request made by a Borrower to utilise a Facility, substantially in the form of Schedule 4.

       "REVOLVING LOAN"

       means a Tranche A Loan, Tranche B Loan or a Tranche C Loan before the exercise of the Term-out Option.

       "REVOLVING CREDIT REPAYMENT DATE"

       means, in relation to a Revolving Loan, the last day of its Interest Period.

       "ROLLOVER LOAN"

       means a requested Loan:

       (a)     which is being made solely to refinance an outstanding Loan;

       (b) whose Original Sterling Amount is equal to or less than that outstanding Loan; and

       (c) whose Drawdown Date coincides with the Revolving Credit Repayment Date of that outstanding Loan.

       "SECURITY INTEREST"

       means any mortgage, charge, assignment, pledge, lien, hypothecation or security interest or any other agreement having the effect of conferring security but, for the avoidance of doubt, excluding any finance lease.

       "SSAP"

       means a standard of accounting practice issued by the Accounting Standards Committee.

       "STANDARD & POOR'S"

       means Standard & Poor's Rating Services, a division of McGraw Hill Companies Inc.

       "STERLING" OR "L"

       means the lawful currency for the time being of the U.K.

       "SUBSIDIARY"

       means:

       (a) a subsidiary within the meaning of section 736 of the Companies Act 1985; and

       (b) in relation to the financial statements or any financial covenants in respect of the Group, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

       "SYNDICATION"

       means general syndication of the Facilities by the Arrangers.

       "SYNDICATION AGREEMENT"

       means an agreement between the then Parties and other banks and financial institutions, substantially in the form of Part IV of Schedule 5.

       "SYNDICATION SIDE-LETTER"

       means the letter between the Company and the Arrangers, dated on or about the date of this Agreement, relating to primary syndication (which will comprise both the sub-underwriting and general syndication processes).

       "TARGET"

       means Netcom Systems, Inc.

       "TARGET BUSINESS DAY"

       means a day on which the Trans-European Real-Time Gross Settlement (TARGET) System is open.

       "TARGET GROUP"

       means the Target and its Subsidiaries.

       "TAXES"

       includes all present and future income and other taxes, levies, imposts, deductions and charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof; "TAXATION" and "TAX" shall be construed accordingly.

       "TERM DATE"

       means the Tranche A Term Date, the Tranche B Term Date or the Tranche C Term Date.

       "TERM LOAN"

       means a Tranche C Loan after the exercise of the Term-out Option.

       "TERM-OUT OPTION"

       means the option of the Company in Clause 5.4 (Term-out Option) to convert the Tranche C Facility into a term loan facility.

       "TOTAL ASSETS"

       means, at any time in respect of the Company or any Material Subsidiary, the fixed assets and current assets of the Company or that Material Subsidiary (as applicable) as shown in the then

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                                       24

       latest balance sheet of the Company or that Material Subsidiary (as applicable) excluding, for the avoidance of doubt, goodwill.

       "TOTAL COMMITMENTS"

       means, at any time, the aggregate of the Total Tranche A Commitments (converted from U.S. Dollars into Sterling at the exchange rate of 1.6:1), the Total Tranche B Commitments and the Total Tranche C Commitments.

       "TOTAL CONSOLIDATED DEBT"

       means at any time the aggregate (without double counting) of the following:

       (a) the outstanding principal amount of any moneys borrowed by any member of the Group and any outstanding overdraft debit balance of any member of the Group (but subject to set-off in accordance with generally accepted U.K. accounting principles);

       (b) the outstanding principal amount of any debenture, bond, note, loan stock or other similar security of any member of the Group;

       (c) the outstanding principal amount of any acceptance under any acceptance credit opened by a bank or other financial institution in favour of any member of the Group;

       (d) any amount raised pursuant to any issue of shares which are or may be expressed to be redeemable at the insistence of the holder at any time prior to the date on which all amounts due and owing by the Obligors or any of them to any of the Finance Parties hereunder, whether present or future, actual or contingent, have been irrevocably and unconditionally discharged in full;

       (e) the outstanding principal amount of all moneys owing by a member of the Group in connection with the sale or discounting of receivables (to the extent of recourse to that member of the Group);

       (f) the outstanding principal amount of any indebtedness of any member of the Group arising from any advance or deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset to the extent that is required by generally accepted U.K. accounting principles to be shown as a borrowing in the Accounts;

       (g) the capitalised element of indebtedness of any member of the Group in respect of a lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased and required to be accounted for under SSAP 21 or FRS 5;

       (h) any fixed or minimum premium on the repayment or redemption at maturity of any instrument referred to in paragraph (b) above which is or may be expressed to be payable at any time prior to the date on which all amounts due and owing by the Obligors or any of them to any of the Finance Parties hereunder, whether present or future, actual or contingent, have been irrevocably and unconditionally discharged in full; and

       (i) the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a) - (h) above which is the subject of a guarantee, indemnity or similar assurance against financial loss given by any member of the Group.

       "TOTAL TRANCHE A COMMITMENTS"

       means the aggregate of the Tranche A Commitments of all the Banks, being U.S.$200,000,000 at 15th July, 1999.

       "TOTAL TRANCHE B COMMITMENTS"

       means the aggregate of the Tranche B Commitments of all the Banks, being L100,000,000 at 15th July, 1999.

       "TOTAL TRANCHE C COMMITMENTS"

       means the aggregate of the Tranche C Commitments of all the Banks, being L215,000,000 at 15th July, 1999.

       "TRANCHE A FACILITY"

       means the facility referred to in Clause 2.1(a)(i) (Facilities).

       "TRANCHE A COMMITMENT"

       means:

       (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in U.S. Dollars set opposite its name in
               Part I of Schedule 1 under the heading "Tranche A Commitment" and the amount of any other Bank's Tranche A Commitment acquired by it under Clause 28 (Changes to the Parties); and

       (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Tranche A Commitment acquired by it under Clause 28 (Changes to the Parties),

       to the extent not cancelled, transferred or reduced under this Agreement.

       "TRANCHE A COMMITMENT PERIOD"

       means the period from the date of this Agreement up to and including the Tranche A Term Date.

       "TRANCHE A LOAN"

       means a Loan drawn down or to be drawn down under the Tranche A Facility.

       "TRANCHE A LOAN REDUCTION AMOUNT"

       has the meaning given to it in Clause 6.1 (Reduction of Tranche A).

       "TRANCHE A TERM DATE"

       means the Final Maturity Date.

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                                       26

       "TRANCHE B COMMITMENT"

       means:

       (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in Sterling set opposite its name in Part II of Schedule 1 under the heading "Tranche B Commitment" and the amount of any other Bank's Tranche B Commitment acquired by it under Clause 28 (Changes to the Parties); and

       (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Tranche B Commitment acquired by it under Clause 28 (Changes to the Parties),

       to the extent not cancelled, transferred or reduced under this Agreement.

       "TRANCHE B COMMITMENT PERIOD"

       means the period from the date of this Agreement up to and including the Tranche B Term Date.

       "TRANCHE B FACILITY"

       means the facility referred to in Clause 2.1(a)(ii) (Facilities).

       "TRANCHE B LOAN"

       means a Loan drawn down or to be drawn down under the Tranche B Facility.

       "TRANCHE B TERM DATE"

       means the earliest of:

       (a) unless the Merger has become effective in accordance with the Merger Agreement, the date falling 150 days after the date of this Agreement; or

       (b)     the date upon which the Merger Agreement is terminated; and

       (c)     the Final Maturity Date.

       "TRANCHE C COMMITMENT"

       means:

       (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in Sterling set opposite its name in Part III of Schedule 1 under the heading "Tranche C Commitment" and the amount of any other Bank's Tranche C Commitment acquired by it under Clause 28 (Changes to the Parties); and

       (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Tranche C Commitment acquired by it under Clause 28 (Changes to the Parties),

       to the extent not cancelled, transferred or reduced under this Agreement.

       "TRANCHE C COMMITMENT PERIOD"

       means the period from the date of this Agreement up to and including the Tranche C Term Date.

       "TRANCHE C CURRENT FINAL MATURITY DATE"

       means the date falling 364 days after the 11th June, 2001 (being 364 days after the date of this Agreement).

       "TRANCHE C FACILITY"

       means the facility referred to in Clause 2.1(a)(iii) (Facilities).

       "TRANCHE C FINAL MATURITY DATE"

       means the latest of:

       (a)     the Tranche C Current Final Maturity Date;

       (b) the date specified by the Agent in accordance with Clause 2.4(b) (Extension of Tranche C Final Maturity Date) i.e. the date falling 364 days after the Tranche C Current Final Maturity Date; or

       (c) if the Term-out Option is exercised, 364 days after the Term-out Option is exercised.

       "TRANCHE C LOAN"

       means a Loan drawn down or to be drawn down under the Tranche C Facility.

       "TRANCHE C TERM DATE"

       means the earliest of:

       (a) unless the Merger has become effective in accordance with the Merger Agreement, the date falling 150 days after the date of this Agreement;

       (b)     the date on which the Merger Agreement is terminated; and

       (c)     if the Agent:

               (i) has been provided a notice under Clause 2.4(b) (Extension of Tranche C Final Maturity Date), the date falling 364 days after the Tranche C Current Final Maturity Date; or

               (ii) has not been provided a notice under Clause 2.4 (b) (Extension of Tranche C Final Maturity Date), the Tranche C Current Final Maturity Date.

       "U.K."

       means the United Kingdom.

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                                       28

       "U.K. BANK"

       means a person which is:

       (a) a bank as defined in section 840A of the Income and Corporation Taxes Act 1988; and

       (b) beneficially entitled, and within the charge to U.K. corporation tax for the purposes of section 349(3) of the Income and Corporation Taxes Act 1988, as regards any interest received by it under this Agreement.

       "U.K. TREATY BANK"

       means any person to whom payments of interest and fees on the Loans may be made free from U.K. withholding tax or deduction for or on account of tax by virtue of a double tax treaty entered into between the U.K. and the jurisdiction in which that person is resident.

       "U.S."

       means the United States of America.

       "U.S. BANK"

       means a bank or financial institution which is organised under the laws of the U.S., any state of the U.S. or the District of Columbia or any branch or office located in the U.S. through which any Bank is participating in any Loan.

       "U.S. BORROWER"

       means a Borrower which is incorporated in the U.S.

       "U.S. DOLLARS" OR "U.S.$"

       means the lawful currency for the time being of the U.S.

       "U.S. MATERIAL SUBSIDIARY"

       means a Material Subsidiary which is incorporated in the U.S.

       "U.S. OBLIGOR"

       means an Obligor which is incorporated in the U.S.

       "U.S. TREATY BANK"

       means a Bank which is entitled to the benefit of a double taxation treaty between the U.S. and the jurisdiction in which that Bank is resident under which payments of interest and fees under this Agreement may be made free of U.S. withholding tax to that Bank.

1.2    CONSTRUCTION

(a)    In this Agreement, unless the contrary intention appears, a reference to:

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                                       29

       (i) an "AMENDMENT" includes a supplement, novation or re-enactment and "AMENDED" is to be construed accordingly;

               "ASSETS" includes present and future properties, revenues and rights of every description;

               an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing and registration;

               a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

               (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

               (2) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

               a "PERSON" includes any person, company, partnership, association, government, state, agency or other entity or any of its successors and assigns;

               a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type which the person to whom it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

       (ii) a provision of law is a reference to that provision as amended or re-enacted;

       (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

       (iv)    a person includes its successors, transferees and assigns;

       (v) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

       (vi)    a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contract (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise or any liability) or termination of that Finance Document.

(d) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

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                                       30

2.     THE FACILITIES

2.1    FACILITIES

(a) Subject to the terms of this Agreement, the Banks agree to make available to the Borrowers the following facilities:

       (i) a committed U.S. Dollar revolving credit facility under which the Banks agree to make Tranche A Loans to the Borrowers up to an aggregate amount not exceeding the Total Tranche A Commitments; and

       (ii) a committed multicurrency revolving credit facility under which the Banks agree to make Tranche B Loans to the Borrowers up to an aggregate outstanding Original Sterling Amount not exceeding the Total Tranche B Commitments; and

       (iii) a committed multicurrency revolving credit facility (with term-out and extension options) under which the Banks agree to make Tranche C Loans to the Borrowers up to an aggregate outstanding Original Sterling Amount not exceeding the Total Tranche C Commitments.

(b)    The:

       (i) aggregate of all outstanding Tranche A Loans shall not exceed the Total Tranche A Commitments;

       (ii) aggregate Original Sterling Amount of all Tranche B Loans shall not exceed the Total Tranche B Commitments; and

       (iii) aggregate Original Sterling Amount of all Tranche C Loans shall not exceed the Total Tranche C Commitments.

(c)    No Bank is obliged to lend if it would cause:

       (i) the aggregate of its participations in the Tranche A Loans to exceed its Tranche A Commitment;

       (ii) the Original Sterling Amount of the aggregate of its participations in the Tranche B Loans to exceed its Tranche B Commitment; or

       (iii) the Original Sterling Amount of the aggregate of its participations in the Tranche C Loans to exceed its Tranche C Commitment.

2.2    NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

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                                       31

2.3    NUMBER OF LOANS AND CURRENCIES

       Unless otherwise agreed by the Agent, no more than 40 Loans may be outstanding at any time and Loans may not be denominated in more than eight currencies at any time.

2.4    EXTENSION OF TRANCHE C FINAL MATURITY DATE

(a) If the Term-out Option has not been exercised, the Company may, by not more than 60 days' nor less than 30 days' notice prior to the Tranche C Current Final Maturity Date, request an extension of the Tranche C Final Maturity Date to the date falling 364 days after the date of the Tranche C Current Final Maturity Date.

(b) If the Agent has received, not less than 10 days before the Tranche C Current Final Maturity Date, a notice of acceptance to any request made by the Company under paragraph (a) above from all the Banks, the Tranche C Final Maturity Date shall be extended to the date falling 364 days after the Tranche C Current Final Maturity Date and the Agent shall promptly notify the Company accordingly.

(c) The Agent shall notify the Banks promptly on receipt of any notice under paragraph (a) above and any such notice will be irrevocable.

(d)    The Company may only make one request under paragraph (a) above.

2.5    AFFILIATES OF BANKS

(a) Each Bank may, if it so elects, fulfil its commitment as to any Loan by designating a branch or an Affiliate to make that Loan. However:

       (i) the Bank shall remain solely responsible for the performance of its obligations under this Agreement;

       (ii) no such designation shall result in any additional costs to the Obligors (whether under this Agreement, by loss or limitation of tax deduction or relief or otherwise); and

       (iii)   the branch or Affiliate shall:

               (A)     be a Qualifying Bank;

               (B)     in the case of any U.K. Bank, be situated in the U.K.;

               (C) in the case of any U.K. Treaty Bank, be situated outside the U.K.; and

               (D) comply with all form, delivery and other requirements under this Agreement.

(b) A Bank may provide for an Affiliate to participate in certain Loans in the manner contemplated in paragraph (a) above by:

       (i) joining the relevant Affiliate in as a Bank by means of a Novation Certificate in accordance with Clause 28.2 (Transfers by Banks); and

       (ii) giving notice to the Agent and the Company, detailing the Loans in which that Affiliate will participate.

       In this event that Bank and its Affiliate:

       (A) will be treated as having a single relevant Commitment, but, for all other purposes other than that mentioned in paragraph (c) below, will be treated as separate Banks; and

       (B)     participate in Loans in the manner described in sub-paragraph
               (ii) above.

(c)    For the purposes of:

       (i)     compliance with Clause 28.2 (Transfers by Banks); and

       (ii)    voting in connection with any Finance Document,

       each Bank and its Affiliate will be regarded as a single Bank.

3.     PURPOSE

(a)    (i)     Each Borrower shall apply each Tranche A Loan borrowed by it towards its general corporate purposes.

       (ii) Each Borrower shall apply each Tranche B Loan borrowed by it towards its working capital requirements or the payment of any amount under Clause 11 (Amount of Optional Currencies) or, after the Tranche C Facility has been repaid and/or cancelled in full, towards its general corporate purposes including the refinancing of existing indebtedness.

       (iii) Each Borrower shall apply each Tranche C Loan borrowed by it towards its general corporate purposes including the refinancing of existing indebtedness.

(b) Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of any Loan.

4.     CONDITIONS PRECEDENT

4.1    DOCUMENTARY CONDITIONS PRECEDENT

(a)    No Borrower may deliver the first Request until the Agent has received:

       (i) all of the documents set out in Part I of Schedule 2, in form and substance satisfactory to the Agent; and

       (ii)    all of the documents set out in Part II of Schedule 2.

(b) Any references to an Arranger and/or this Agreement contained in the documents referred to in paragraph (a)(ii) above shall be in the form approved by the Arrangers (such approval not to be unreasonably withheld or delayed).

4.2    FURTHER CONDITIONS PRECEDENT

       The obligations of each Bank to participate in any Loan are subject to the further conditions precedent that:

       (a)     on both the date for the Request and the Drawdown Date for that
               Loan:

               (i) the representations and warranties in Clause 18 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is made; and

               (ii) no Default or (in the case of a Rollover Loan) no Event of Default is outstanding or would result from the Loan; and

       (b) the Loan would not cause Clause 2.1 (Facilities) to be contravened.

5.     LOANS AND TERM-OUT OPTION

5.1    COMMITMENT PERIOD

       A Borrower may borrow a Loan during the relevant Commitment Period if the Agent receives, not later than 10.00 a.m. three (or, in the case of a Loan in Sterling, one) Business Day(s) before the proposed Drawdown Date, a duly completed Request. Each Request is irrevocable and, subject to the terms of this Agreement, shall oblige the Borrower to borrow the Loan.

5.2    COMPLETION OF REQUESTS

       A Request will not be regarded as having been duly completed unless:

       (a) it specifies whether the Loan is a Tranche A Loan, a Tranche B Loan or a Tranche C Loan;

       (b) the Drawdown Date is a Business Day falling on or before the final day of the relevant Commitment Period;

       (c)     the amount of the Loan is:

               (i) if the currency is Sterling, a minimum of L5,000,000 and an integral multiple of L1,000,000; or

               (ii) if the currency is U.S. Dollars, a minimum of U.S.$8,000,000 and an integral multiple of U.S.$1,000,000; or

               (iii) if the currency is euro, a minimum of EURO6,000,000 and an integral multiple of EURO1,000,000; or

               (iv) if the currency is an Optional Currency other than U.S. Dollars or euro either:

                       (A) the equivalent of a minimum of L5,000,000 and an integral multiple of 1,000,000 units of the relevant currency; or

                       (B)  such amount as the Agent and the Company may agree;
                            or

               (v)     the balance of the relevant undrawn Commitments;

       (d) the amount selected under paragraph (c) above does not cause Clause 2.1 (Facilities) to be contravened;

       (e)     the currency selected complies with Clause 10 (Optional
               Currencies);

       (f) the Interest Period selected complies with Clause 8 (Interest Periods) and does not extend beyond the Final Maturity Date or Tranche C Final Maturity Date, as appropriate; and

       (g)     the payment instructions comply with Clause 12 (Payments).

       Each Request must specify one Loan only, but the Borrowers may, subject to the other terms of this Agreement, deliver more than one Request on any one day.

5.3    ADVANCE OF LOAN

(a) The Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in the Loan.

(b) Subject to the terms of this Agreement, each Bank shall make its participation in the Loan available to the Agent for the relevant Borrower on the relevant Drawdown Date.

(c) The amount of each Bank's participation in the Loan will be the proportion of the Loan which its relevant Commitment bears to the Total Tranche A Commitments, the Total Tranche B Commitments or the Total Tranche C Commitments, as appropriate, on the proposed Drawdown Date.

5.4    TERM-OUT OPTION

(a) Provided that the Tranche C Final Maturity Date has not been extended in accordance with Clause 2.4 (Extension of the Tranche C Final Maturity
       Date), the Company may at any time prior to the Tranche C Current Final Maturity Date by notice to the Agent convert the Tranche C Facility into a term loan facility.

(b) With effect from the date of the notice under paragraph(a) above all Tranche C Loans will be Term Loans.

6.     REPAYMENT

6.1    REDUCTION OF TRANCHE A

       Subject to Clause 7 (Prepayment and cancellation), on each date specified below (each a "TRANCHE A REDUCTION DATE"), the Borrower shall repay (if necessary) an amount of the Tranche A Loans set opposite that date below so that the Total Tranche A Commitments shall be cancelled (if not already) by the amount set opposite that date below ("TRANCHE A LOAN REDUCTION AMOUNT"):

         TRANCHE A REDUCTION DATE       TRANCHE A LOAN REDUCTION AMOUNT (U.S.$)

         15th January, 2003                         U.S.$40,000,000
         15th January, 2004                         U.S.$56,000,000
         Final Maturity Date           remainder of Tranche A Total Commitments

       provided that if on any Tranche A Reduction Date the amounts of the Tranche A Total Commitments are less than the required Tranche A Loan Reduction Amount then the amount to be repaid and cancelled on that date will be equal to the Total Tranche A Commitments on that date.

6.2    REPAYMENT OF TRANCHE A LOANS

       Subject to Clause 6.1 (Reduction of Tranche A), each Borrower shall repay in full each Tranche A Loan made to it on its Revolving Credit Repayment Date.

6.3    REPAYMENT OF TRANCHE B LOANS

       Each Borrower shall repay in full each Tranche B Loan made to it on its Revolving Credit Repayment Date.

6.4    REPAYMENT OF TRANCHE C LOANS

(a) Subject to paragraph (b) below, each Borrower shall repay each Tranche C Loan made to it in full on its Revolving Credit Repayment Date.

(b) After the exercise of the Term-out Option, each Borrower shall repay each Tranche C Loan in full on the Tranche C Final Maturity Date.

6.5    RE-BORROWING

       Subject to Clause 6.1 (Reduction of Tranche A) and the other terms of this Agreement:(a) any Revolving Credit Loan repaid may be re-borrowed; and

       (b) no amount of a Term Loan prepaid or repaid under this Agreement may be subsequently re-borrowed.

7.     PREPAYMENT AND CANCELLATION

7.1    AUTOMATIC CANCELLATION

(a) The undrawn Tranche A Commitment of each Bank shall be automatically cancelled at the close of business in London on the Tranche A Term Date.

(b) The Tranche B Commitment of each Bank shall be automatically cancelled at the close of business in London on the Tranche B Term Date.

(c)    (i)     If the Term-out Option has not been exercised, the Tranche C
               Commitment of each Bank shall be automatically cancelled at the close of business in London on the Tranche C Term Date.

       (ii) If the Term-out Option has been exercised, the undrawn amount of the Tranche C Commitment of each Bank shall be automatically cancelled at the close of business in London on the Tranche C Current Final Maturity Date.

7.2    VOLUNTARY CANCELLATION

(a) The Company may, by giving not less than 14 days' prior notice to the Agent (or such shorter period as the Majority Banks may agree), at any time prior to the relevant Term Date, cancel the unutilised portion of:

       (i) the Total Tranche A Commitments in whole or in part (but, if in part, in a minimum of U.S.$8,000,000 and an integral multiple of U.S.$1,000,000).

       (ii) the Total Tranche B Commitments or the Total Tranche C Commitments, as appropriate, in whole or in part (but, if in part, in a minimum of L5,000,000 and an integral multiple of L1,000,000).

(b) Any cancellation in part shall be applied against the relevant Commitment of each Bank pro rata.

7.3    MANDATORY PREPAYMENT - CHANGE OF CONTROL

(a)    (i)     If any person, or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers) acquires control (as defined in the City Code on Takeovers and Mergers) of the Company, the Company shall immediately notify the Agent.

       (ii) On the date falling 5 Business Days after notice under sub-paragraph (i) above:

               (A)     the Facilities shall be cancelled; and

               (B) each Borrower shall prepay all Loans made to it together with accrued interest and all other amounts payable by it under the Finance Documents.

(b)    (i)     If any Borrower ceases to be beneficially wholly-owned by the
               Company, the Company shall immediately notify the Agent. For this purpose, a Borrower will be regarded as wholly-owned if a portion of the share capital is required to be held by law by officers of that Borrower.

       (ii) On the date falling 5 Business Days after notice under sub-paragraph (i) above the relevant Borrower shall either:

               (A) prepay all Loans made to it together with accrued interest and all other amounts payable by it under the Finance Documents; or

               (B) transfer its obligations under the Finance Documents to another Borrower pursuant to Clause 28.1(b) (Transfers by Obligors).

       (iii) Any amount prepaid under sub-paragraph (ii)(A) above shall, subject to the other terms of this Agreement, remain available for re-borrowing by any other Borrower.

7.4    MANDATORY PREPAYMENT/CANCELLATION - TRANCHE C

(a) If, at any time when the Total Tranche C Commitments equal or exceed L107,500,000, any member of the Group makes a capital markets issue, then:

       (i) the net proceeds of that capital markets issue shall be applied by the Company in prepayment of the Tranche C Loans but only to the extent necessary to reduce the aggregate Tranche C Loans to L107,500,000; and

       (ii) the Total Tranche C Commitments shall be reduced by an amount equal to the lesser of (A) the net proceeds of that capital markets issue and (B) an amount necessary to reduce the Total Tranche C Commitments to L107,500,000.

       Any such prepayment and cancellation shall occur promptly on receipt of the net proceeds of the capital markets issue.

(b) If, at any time when the Total Tranche C Commitments equal or exceed L107,500,000, any member of the Group disposes (in a single transaction or a series of transactions, whether related or not) of any business or a substantial part of a business of that member of the Group otherwise than to another member of the Group, and, if the aggregate net proceeds of all such disposals exceed L60,000,000 (or its equivalent in any other currency or currencies) in any financial year of the Company then, in respect of the amount in excess of L60,000,000:

       (i)     the Company:

               (A) may use all or any part of that excess to prepay the Tranche C Loans so as to reduce the aggregate Tranche C Loans outstanding to L107,500,000; or

               (B) if the Company does not prepay the Tranche C Loans under sub-paragraph (A) above, shall promptly (subject to sub-paragraph (ii) below) pay the amount of that excess into a separate interest bearing account of the Company with the Agent (on behalf of the Finance Parties) on terms to be agreed between the Company and the Agent;

       (ii) the Company shall apply the amount standing to the credit of the account referred to in sub-paragraph (i)(B) above in or towards prepaying the Tranche C Loans on or before the date falling 364 days after the date of this Agreement (but only to the extent necessary to reduce the aggregate Tranche C Loans to L107,500,000);

       (iii) the Total Tranche C Commitments shall be reduced by an amount equal to any prepayment under sub-paragraphs (i) or (ii) above;

       (iv) if on the date falling 364 days after the date of this Agreement the aggregate Tranche C Loans outstanding exceed L 107,500,000 the Total Tranche C Commitments shall be reduced by an amount equal to the lesser of (A) the amount then standing to the credit of the account referred to in sub-paragraph (i) above and (B) an amount necessary to reduce the Total Tranche C Commitments to L107,500,000; and

       (v) any moneys standing to the credit of the account referred to in sub-paragraph (i)(B) above may be withdrawn by the Company at any time if the Total Tranche C Commitments have been reduced to L107,500,000.

(c)    For the purpose of this Clause 7.4:

       (i) "NET PROCEEDS" means the proceeds of the capital markets issue or disposal, as appropriate, received by the relevant member of the Group less all directly related tax and expenses;

       (ii)    "CAPITAL MARKETS ISSUE" means any debt capital markets issue; and

       (iii) any cancellation to be made under paragraph (a) or (b) above shall be converted (if applicable) into Sterling at the Agent's Spot Rate of Exchange on the date of that cancellation.

7.5    VOLUNTARY PREPAYMENT

       A Borrower may, by giving not less than 14 days' prior notice to the Agent and, subject to Clause 25.2(d) (Other indemnities), prepay:

       (a) any Tranche A Loan in whole or in part (but, if in part, in a minimum amount of U.S.$8,000,000 and an integral multiple of U.S.$1,000,000); or

       (b) any Term Loan in whole or in part (but, if in part, in a minimum Original Sterling Amount of L5,000,000 and an integral multiple of L1,000,000).

7.6    ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

(a)    If:

       (i) a Borrower is required to pay to a Bank any additional amounts under Clause 13 (Taxes); or

       (ii) a Borrower is required to pay to a Bank any amount under Clause 15 (Increased Costs); or

       (iii) interest on a Bank's participation in a Loan is being calculated in accordance with Clause 14.3(d) (Alternative basis),

       and that Borrower has not transferred its obligations under the Finance Documents in accordance with Clause 28.1 (Transfers by Obligors) to another Borrower, then, without prejudice to the obligations of any Obligor under those Clauses, the Company may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling 2 Business Days after the date of service of the notice and subject to Clause 25.2(d) (Other indemnities):

       (A) that Borrower shall prepay that Bank's participation in all the Loans made to it; and

       (B) if the notice given by the Company so specifies, the Commitments of that Bank shall be cancelled.

(b) Any amount prepaid under paragraph (a) above shall, subject to the other terms of this Agreement, remain available for re-borrowing by any other Borrower.

7.7    MITIGATION

       If, in respect of any Bank, circumstances arise which would, or would on the giving of notice, result in:

       (a)     any additional amounts becoming payable under Clause 13 (Taxes);
               or

       (b)     any amount becoming payable under Clause 15 (Increased Costs); or

       (c) any prepayment, early payment or cancellation under Clause 16 (Illegality),

       then, without in any way limiting, reducing or otherwise qualifying the obligations of any Obligor under this Agreement and without prejudice to the terms of those Clauses, that Bank shall, in consultation with, and at the reasonable expense of, the Company through the Agent and to the extent that it can do so lawfully, take such reasonable steps as may be open to it to mitigate or remove such circumstances, including (without limitation) the transfer of its rights and obligations under this Agreement to another branch or an Affiliate or another bank or financial institution nominated by the Company, unless to do so might (in the reasonable opinion of the Bank) be prejudicial to it.

7.8    MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 25.2(d) (Other indemnities), without premium or penalty.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) Any cancellation of all or part of the Total Tranche A Commitments will be applied against the Tranche A Loan Reduction Amount pro rata.

(e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(f) Without prejudice to the right of a Borrower to re-borrow amounts repaid under Clauses 6.2 (Repayment of Tranche A Loans), 6.3 (Repayment of Tranche B Loans) or Clause 6.4 (Repayment of Tranche C Loans) in accordance with Clause 6.5 (Re-borrowing) or amounts prepaid under Clause 7.3(b) (Mandatory prepayment - change of control) or Clause 7.6 (Additional right of prepayment and cancellation), no amount repaid or prepaid under any other provision of this Agreement may subsequently be re-borrowed.

(g) Any cancellation in part of the Total Tranche C Commitments shall be applied against the Tranche C Commitment of each Bank pro rata.

8.     INTEREST PERIODS

8.1    SELECTION

(a)    (i)     Each Term Loan will have successive Interest Periods.

       (ii)    Each Revolving Loan has one Interest Period only.

(b) A Borrower may select the Interest Period for a Revolving Loan in the relevant Request. Each Interest Period for a Revolving Loan will commence on its Drawdown Date.

(c) A Borrower may select the Interest Period for a Term Loan in the relevant Request or, if the Term Loan has been borrowed, in a notice received by the Agent not later than 10.00 a.m. three (or, in the case of Sterling, one) Business Day(s) before the commencement of that Interest Period. Each Interest Period for a Term Loan (other than the first which shall commence on its Drawdown Date) shall commence on the expiry of its preceding Interest Period.

(d) Subject to the following provisions of this Clause 8, each Interest Period will be one, two, three or six months or any other period agreed by the relevant Borrower and the Banks.

(e) If the Borrower fails to select an Interest Period for a Term Loan in accordance with paragraph (c) above, that Interest Period will, subject to the other provisions of this Clause 8, be three months.

(f) Prior to completion of Syndication, each Interest Period will be agreed between the Company and the Arrangers and will be a maximum of one month unless otherwise agreed by the Arrangers.

8.2    NON-BUSINESS DAYS

       If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.3    CONSOLIDATION

       In the case of each Term Loan to any Borrower then, notwithstanding Clause 8.1 (Selection) and only if the Company and the Agent agree the next Interest Period for that Term Loan shall end on the same day as the current Interest Period for any other Term Loan denominated in the same currency and borrowed by that Borrower and on the last day of those Interest Periods, those Term Loans shall be consolidated and treated as one Term Loan.

8.4    COINCIDENCE WITH REPAYMENT DATES

(a) If an Interest Period for a Loan would otherwise overrun the Final Maturity Date or the Tranche C Final Maturity Date, as appropriate, it will be shortened so that it ends on the Final Maturity Date or the Tranche C Final Maturity Date, as appropriate.

(b) Any Interest Period for any Tranche A Loan will be shortened to ensure that the aggregate principal amount of Tranche A Loans with an Interest Period ending on a Tranche A Reduction Date is not less than the amount required to enable the Borrowers to comply with Clause 6.1 (Reduction of Tranche A).

8.5    OTHER ADJUSTMENTS

       The Agent (after consultation with the Banks) and the Company may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Loans.

8.6    NOTIFICATION

       The Agent shall notify the relevant Borrower and the Banks of the duration of each Interest Period promptly after ascertaining its duration.

9.     INTEREST

9.1    INTEREST RATE

       The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Agent to be the aggregate of the applicable:

       (a)     Margin;

       (b)     LIBOR; and

       (c)     Mandatory Cost.

9.2    DUE DATES

       Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the relevant Borrower on the last day of each Interest Period for that Loan and also, if the Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of that Interest Period.

9.3    DEFAULT INTEREST

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by the Agent to be one per cent. per annum above, subject to sub-paragraph (b) below, the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Interest Periods of such duration as the Agent may determine having due regard to the likely date for payment of the overdue amount (each a "DESIGNATED INTEREST PERIOD").

(b) If the overdue amount is a principal amount of a Loan and it becomes due and payable prior to the last day of an Interest Period for that Loan, then:

       (i) the first Designated Interest Period for that overdue sum will be the unexpired portion of that Interest Period; and

       (ii) the rate of interest on the overdue amount for that first Designated Interest Period will be one per cent. per annum above the rate on the overdue amount under Clause 9.1 (Interest rate) immediately before the due date.

       After the expiry of the first Designated Interest Period for that overdue amount, the rate on the overdue amount will be calculated in accordance with sub-paragraph (a) above.

(c) The default rate will be determined by the Agent (acting reasonably) on each Business Day or the first day of, or 2 Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

(d) If the Agent (acting reasonably) determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the relevant interbank market, the default rate will be determined by reference to the cost of funds to the Agent from whatever sources it may reasonably select.

(e) Default interest will be compounded at the end of each Designated Interest Period.

9.4    NOTIFICATION OF RATES OF INTEREST

       The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.5    ADJUSTMENT OF THE MARGIN

(a) The Company shall deliver to the Agent with any press release with the preliminary results of the Company a Margin Certificate signed by two authorised signatories of the Company for the purposes of calculating whether the Margin is to be adjusted in accordance with this Clause 9.5.

(b) Following delivery of each Margin Certificate, the Margin for each Facility will be adjusted as appropriate by reference to the ratio of Consolidated Net Debt to Consolidated EBITDA as follows:

       RATIO OF CONSOLIDATED NET DEBT TO                    APPLICABLE MARGIN (PER ANNUM)
       CONSOLIDATED EBITDA
       Equal to or above 2.5 to 1                                         0.80%

       Less than 2.5 to 1 but greater than or                             0.70%
       equal to 2.0 to 1

       Less than 2.0 to 1 but greater than or                            0.625%
       equal to 1.5 to 1

       Less than 1.5 to 1                                                 0.55%

(c) The adjustment (if any) specified in paragraph (b) above will apply in the case of an outstanding Term Loan, from the commencement of its next Interest Period and, in the case of Revolving Loans, will take effect only in respect of a Revolving Loan made after the date the Company delivers the relevant Margin Certificate.

(d) Whilst a Potential Event of Default is outstanding the Margin may be increased under paragraph (b) above but not decreased and, when no Potential Event of Default is outstanding will revert to the applicable rate calculated under paragraph (b) above.

(e)    For so long as:

       (i) the Company is in default of its obligation to provide the relevant Margin Certificate or to provide accounts under Clause 19.2(a)(i) or (b) (Financial information); or

       (ii)    an Event of Default is outstanding;

       the Margin for any Loan made or outstanding in the period during which that default or Event of Default remains outstanding will be (if it is not already) 0.80 per cent. per annum and will subsequently revert to the applicable rate calculated under paragraph (b) above. Any adjustment to the Margin under this paragraph (e) for an outstanding Term Loan will apply from the commencement of its next Interest Period.

(f) The Company shall deliver to the Agent with any accounts delivered by it under Clause 19.2(a)(i) and (b) (Financial information), a Margin Certificate signed by two authorised signatories of the Company. If that Margin Certificate (a "Supported Certificate") shows that in reliance on a Margin Certificate (an "Unsupported Certificate") delivered under paragraph (a) above the applicable Margin of any Loan for any Interest Period has been incorrectly adjusted or determined at a level lower than required by paragraph (b) above, such Margin shall be re-adjusted or re-determined with effect from the first day of such Interest Period and if the Borrowers have, in reliance on such Unsupported Certificate, paid to the Finance Parties an amount less than the amount which the Borrowers would have paid if the Supported Certificate had been delivered to the Agent instead of the Unsupported Certificate, the Company shall, within 5 Business Days of demand, pay to the Agent for the Banks an amount equal to that difference.

10.    OPTIONAL CURRENCIES

10.1   SELECTION

(a) A Borrower may select the currency of a Loan in the relevant Request except that each Tranche A Loan shall be in U.S. Dollars.

(b) The currency of each Loan must be Sterling or an Optional Currency except that each Tranche A Loan shall be in U.S. Dollars.

10.2   REVOCATION OF CURRENCY

       If, before 9.30 a.m. on any Rate Fixing Day for a Loan denominated in an Optional Currency (other than U.S. Dollars or euros), the Agent receives notice from a Bank that:

       (a) it is impracticable for that Bank to fund its participation in the Loan in the relevant Optional Currency during that Interest Period in the ordinary course of business in the relevant interbank market; and/or

       (b) the use of the proposed Optional Currency might contravene any law or regulation,

       the Agent shall give notice to the relevant Borrower and to the Banks to that effect before 11.00 a.m. on that day. In this event:

               (i) the Borrower and the Banks may agree that the drawdown will not be made; or

               (ii) in the absence of agreement or for a Term Loan, that Bank's participation in the Loan (or if more than one Bank is similarly affected, those Banks' participations in the Loan) shall be treated as a separate Loan denominated in Sterling during that Interest Period.

11.    AMOUNT OF OPTIONAL CURRENCIES

11.1   DRAWDOWNS

       If a Loan is to be drawn down in an Optional Currency, the Original Sterling Amount of each Bank's participation in that Loan will be determined by converting into Sterling the Bank's participation in that Loan on the basis of the applicable Agent's Spot Rate of Exchange 3

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                                       44

       Business Days before its Drawdown Date. The Agent shall notify each Bank and each Borrower of the Original Sterling Amount of each Loan denominated in an Optional Currency and the applicable Agent's Spot Rate of Exchange promptly after they are ascertained.

11.2   DENOMINATION OF TERM LOANS

       Subject to the terms of this Agreement, a Term Loan will remain denominated in the same currency.

12.    PAYMENTS

12.1   PLACE

       All payments by an Obligor or a Bank under the Finance Documents shall be made to the Agent to its account at such office or bank:

       (a) in the principal financial centre of the country of the relevant currency; or

       (b) in the case of euros, in the principal financial centre of a Participating Member State or London,

       as it may notify to that Obligor or Bank for this purpose.

12.2   FUNDS

       Payments under the Finance Documents to the Agent shall be made for value on the due date in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

12.3   DISTRIBUTION

(a) Each payment received by the Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank:

       (i) in the principal financial centre of the country of the relevant currency; or

       (ii) in the case of euros, in the principal financial centre of a Participating Member State or London,

       as it may notify to the Agent for this purpose by not less than 5 Business Days' prior notice or in the relevant Request.

(b) If the relevant Obligor agrees, the Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that

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                                       45

       Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent (acting reasonably) to reflect its cost of funds.

12.4   CURRENCY

(a) A repayment or prepayment of a Loan or any part of a Loan is payable in the currency in which the Loan is denominated on its due date.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under the Finance Documents is, except as otherwise provided in this Agreement, payable in Sterling.

12.5   SET-OFF AND COUNTERCLAIM

       All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

12.6   NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

12.7   PARTIAL PAYMENTS

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

       (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

       (ii) SECONDLY, in or towards payment of any commitment fee due under Clause 22.3 (Commitment fee) but unpaid;

       (iii) THIRDLY, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

       (iv) FOURTHLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

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                                       46

       (v) FIFTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (v) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

13.    TAXES

13.1   GROSS-UP

       All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any Taxes, except to the extent that the Obligor is required by law to make payment subject to any Taxes. If any Tax, or amounts in respect of Tax, must be deducted from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Bank, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax. Notwithstanding the foregoing, no Obligor shall be required to pay additional amounts under this Clause 13.1 in respect of such Taxes to the extent they are net income taxes or branch taxes or franchise taxes imposed in lieu of net income taxes on any Finance Party.

13.2   TAX RECEIPTS

       All Taxes required by law to be deducted by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, as soon as practicable, deliver to the Agent for the relevant Bank appropriate evidence that the payment has been duly remitted to the appropriate authority.

13.3   QUALIFYING BANKS

(a) Subject to paragraph (b) below, if a Bank is not or ceases to be a Qualifying Bank in respect of the U.K., no Obligor will be liable to pay to that Bank under Clause 13.1 (Gross-up), any amount in respect of taxes levied or imposed by the U.K. or any taxing authority of or in the U.K. in excess of the amount it would have been obliged to pay if that Bank had been, or had not ceased to be, a Qualifying Bank in respect of the U.K.

(b) Paragraph (a) above does not apply if a Bank ceases to be a Qualifying Bank in respect of the U.K. as a result of the introduction of, change in, or any change in the interpretation, administration or application of, any law or regulation or any practice or concession of the U.K. Inland Revenue occurring after the date of this Agreement.

(c) Each Bank represents and warrants to each Obligor that it is a Qualifying Bank in respect of the U.K. on the date of this Agreement or, in the case of a Bank which becomes a Party after the date of this Agreement, on the date it becomes a Party. If at any time after the date of this Agreement any Bank is aware that it is not or will cease to be a Qualifying Bank in respect of the U.K., it shall promptly notify the Agent and the Company.

(d) Each U.K. Treaty Bank shall, subject to paragraph (e) below, deliver to each Borrower incorporated in the U.K. via the Agent on the date it becomes a Party (and prior to the expiry of any such form previously provided by that U.K. Treaty Bank), all such forms required to

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                                       47

       allow that Borrower to make payments to that U.K. Treaty Bank without deduction or withholding in respect of any tax imposed by the U.K.

(e) No Bank is obliged to deliver any form(s) under paragraph (d) above if that Bank is unable to complete the form(s) in a manner which will enable any Borrower incorporated in the U.K. to make payments to that Bank without deduction or withholding in respect of taxes imposed by the U.K as a result of the introduction of or any change in, or in the interpretation or application by any relevant authority of, any law, treaty or regulation or any practice, position or concession of the U.K., Inland Revenue after the date of this Agreement.

13.4   U.S. TAXES

(a) Each Bank that is not organised under the laws of the U.S. (a "NON-U.S. BANK") represents and warrants to each U.S. Borrower on the date that U.S. Borrower becomes a Party or, if later, on the date that Bank becomes a Party, that it is a U.S. Treaty Bank. Each Non-U.S. Bank agrees that it shall promptly notify the Agent and the Company if it is aware that it is not or will cease to be a U.S. Treaty Bank.

(b) Subject to paragraph (c) below, if a Non-U.S. Bank is not or ceases to be a U.S. Treaty Bank, no Obligor will be liable to pay to that Non-U.S. Bank under Clause 13.1 (Gross-up) any amount in respect of taxes levied or imposed by the U.S. or any taxing authority of or in the U.S. in excess of the amount it would have been obliged to pay if that Non-U.S. Bank had been, or had not ceased to be, a U.S. Treaty Bank.

(c) Paragraph (b) above does not apply if a Non-U.S. Bank ceases to be a U.S. Treaty Bank as a result of the introduction of, change in, or any change in the interpretation, administration or application of, any law or regulation or any practice or concession of the U.S. Internal Revenue Service after the date of this Agreement. For the purposes of this Clause 13.4(c), a change in, or a change in the interpretation, administration or application of, any law or regulation or any practice or concession of the U.S. Internal Revenue Service shall not include (i) the ratification or entry into force of the income tax treaty between the United States and Luxembourg or (ii) the new United States withholding regulations (Treasury Decision 8734 and Treasury Decision 8804).

(d) Each Non-U.S. Bank shall, subject to paragraph (f) below, deliver to each Borrower incorporated in the U.S. via the Agent on the date it becomes a Party (and prior to the expiry of any such form previously provided by that Non-U.S. Bank), the appropriate number of copies of duly executed U.S. Internal Revenue Service Forms W-8BEN or W-8ECI or W-8IMY or any successor or additional form allowing that Borrower to make payments to that Non-U.S. Bank without deduction or withholding in respect of Income Taxes imposed by the United States of America.

(e) Each Bank that is organised under the federal laws of, or the laws of any of, the United States of America or the District of Columbia shall, subject to paragraph (f) below, deliver to the Company via the Agent on the date it becomes a Party (and prior to the expiry of any such form previously provided by that Bank) the appropriate number of copies of duly executed U.S. Internal Revenue Service Forms W-9 or any successor to that form.

(f) No Bank is obliged to deliver any form(s) under paragraph (d) or (e) above if the Bank is unable to complete the form(s) in a manner which will enable any U.S. Borrower to make payments to that Bank without deduction or withholding in respect of taxes imposed by the United States of America as a result of the introduction of or any change in, or in the interpretation or application by any relevant authority of, any law, treaty or regulation or any

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                                       48

       practice, position or concession of the U.S. Internal Revenue Service after the date of this Agreement.

13.5   OTHER TAX FORMS

       Without prejudice to Clause 13.3 (Qualifying Banks) or 13.4 (U.S. Taxes) each Finance Party shall cooperate with the relevant Obligor and the Agent in respect of any application to the relevant revenue authorities by the completion and execution (as soon as reasonably practicable following a request from the Obligor or the Agent) of such certificates, claim forms or other documentation as:

       (a) the Finance Party is reasonably able to complete and execute without incurring any significant administrative burden on its part; and

       (b) the Obligor or the Agent reasonably requests for the purpose of enabling the Obligor or the Agent to obtain authorisation from the relevant revenue authorities to make interest payments in full without deduction or withholding of Tax.

13.6   REIMBURSEMENT OF TAX CREDITS

(a)    If:

       (i) an Obligor pays any additional amount (a "TAX PAYMENT") under Clause 13.1 (Gross-up); and

       (ii) a Bank effectively obtains a refund of Tax, or credit against Tax on its overall net income, by reason of that Tax Payment (a "TAX CREDIT"); and

       (iii) that Bank is able to identify such Tax Credit as being attributable to the Tax Payment,

       then the Bank shall reimburse to the relevant Obligor such proportion of such Tax Credit as will leave the Bank, after that reimbursement, in no better or worse position than it would have been in if such Tax Payment had not been required.

(b) Each Bank has an absolute discretion as to whether to claim any Tax Credit which may be due to it (and, if it does claim, the extent, order and manner in which it does so) and whether any amount is due from it under this Clause 13.6. No Bank is obliged to disclose any information regarding its tax affairs or computations to any Obligor.

14.    MARKET DISRUPTION

14.1   ABSENCE OF QUOTATIONS

       If LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. on the relevant Rate Fixing Day, the applicable LIBOR shall, subject to Clause
       14.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

14.2   MARKET DISRUPTION

       If:

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                                       49

       (a) LIBOR is to be determined by reference to the Reference Banks but no, or (following the appointment of additional Reference Banks pursuant to Clause 28.8 (Reference Banks)) only one, Reference Bank supplies a rate by 11.30 a.m. on the Rate Fixing Day; or

       (b) the Agent receives notification from Banks whose participations in a Loan exceed 33 1/3 per cent. of that Loan that, in their opinion:

               (i) matching deposits may not be available to them in the relevant interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

               (ii) the cost to them of matching deposits in the relevant interbank market would be in excess of the relevant LIBOR,

       the Agent shall promptly notify the relevant Borrower and the Banks of the fact and that this Clause 14 is in operation.

14.3   ALTERNATIVE BASIS

       If a notification under Clause 14.2 (Market disruption) applies:

       (a)     (i)     in the case of a Loan which has not been made, and unless
                       the relevant Borrower notifies the Agent to the contrary before close of business on the day it received the notification under Clause 14.2 (Market disruption), the Loan shall still be made but it shall be denominated (at the option of the relevant Borrower) in Sterling or U.S.
                       Dollars (or a combination) shall have an Interest Period of one month and the interest payable on that Loan shall be determined in accordance with this Clause 14.3; and

               (ii) in the case of a Term Loan which has been made, the Loan shall continue but it shall have an Interest Period of one month and the interest payable on that Loan shall be determined in accordance with this Clause 14.3;

       (b) within 5 Business Days of receipt of the notification for a Loan under Clause 14.2 (Market disruption), the Company and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Loan;

       (c) any alternative basis agreed under paragraph (b) above shall be, with the prior consent of all the Banks, binding on all the Parties;

       (d) if no alternative basis is agreed each Bank shall (through the Agent) certify on or before 10.00 a.m. on the last day of the Interest Period (in respect of a Loan in Sterling) or 10.00 a.m. on the second Business Day before the last day of the Interest Period (in respect of a Loan in an Optional Currency) to which the notification relates an alternative basis for maintaining its participation in that Loan;

       (e) any alternative basis under paragraph (b) or (d) above may include an alternative method of fixing the interest rate, alternative Interest Periods or optional currencies but it must reflect the cost to each Bank of funding its participation in the Loan from whatever sources it may select plus the applicable Margin plus any applicable Mandatory Cost;

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                                       50

       (f) each alternative basis so certified shall be binding on the Obligors and each certifying Bank and treated as part of this Agreement; and

       (g) the Agent and the Company shall consult in good faith following any significant change in market conditions with a view to returning to the normal provisions of this Agreement.

15.    INCREASED COSTS

15.1   INCREASED COSTS

(a) Subject to Clause 15.2 (Exceptions), the Company shall within five Business Days of demand by a Bank pay to that Bank the amount of any increased cost incurred by it or its Holding Company as a result of:

       (i) the introduction of, or any change in, or any change in the interpretation or application of any law or regulation; or

       (ii) compliance with any regulation made after the date of this Agreement,

       including any law or regulation relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

(b)    In this Agreement "INCREASED COST" means:

       (i) an additional cost incurred by a Bank or its Holding Company as a result of having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

       (ii) that portion of an additional cost incurred by a Bank or its Holding Company in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Bank's participations in the Loans made or to be made under this Agreement as is attributable to that Bank making, funding or maintaining those participations; or

       (iii) a reduction in any amount payable to a Bank or its Holding Company or the effective return to a Bank or its Holding Company under this Agreement or (to the extent that it is attributable to this Agreement) on its capital.

(c) Each Bank shall notify the Company promptly upon it becoming aware of any increased cost incurred (or which is reasonably likely to be incurred) by it or its Holding Company. Any demand under paragraph (a) above shall be accompanied by a calculation of the increased cost in reasonable detail. However, a Finance Party is not obliged to disclose any confidential information.

15.2   EXCEPTIONS

       Clause 15.1 (Increased costs) does not apply to any increased cost:

       (a)     intended to be compensated for by the payment of the Mandatory
               Cost; or

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                                       51

       (b)     referred to in Clause 13 (Taxes); or

       (c) attributable to tax on the overall net income of a Bank or its Holding Company.

15.3   REGULATION D COSTS

       Each U.S. Borrower shall, within 5 Business Days of demand by any Bank (through the Agent), pay to that Bank the amount of any Regulation D Costs actually incurred by that Bank in respect of its participation in any Loan made by it to that U.S. Borrower.

15.4   ECB COSTS

       Each Borrower shall, within 5 Business Days of demand by any Bank (through the Agent), pay to that Bank the amount of any ECB Costs actually incurred by that Bank in respect of its participation in any Loan made by it to that Borrower.

16.    ILLEGALITY

       If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:

       (a)     that Bank may notify the Company through the Agent accordingly;
               and

       (b) if the relevant Borrowers have not transferred their obligations under the Finance Documents to another Borrower pursuant to Clause 28.1(b) (Transfers by Obligors) so that after such transfer that unlawfulness has ceased to exist:

               (i) each Borrower shall forthwith or (if later) on the latest date(s) permitted by the relevant law prepay the participations of that Bank in all the Loans made to that Borrower; and

               (ii) the Commitments of that Bank shall forthwith or (if later) on the latest date(s) permitted by the relevant law be cancelled.

17.    GUARANTEE

17.1   GUARANTEE

       Each Guarantor irrevocably and unconditionally:

       (a) as principal obligor guarantees to each Finance Party prompt performance by each Borrower of all its payment obligations under the Finance Documents;

       (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall on demand by the Agent pay that amount as if that Guarantor instead of the relevant Borrower were expressed to be the principal obligor; and

       (c) indemnifies as primary obligor each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by that Guarantor is or becomes unenforceable, invalid or illegal.

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                                       52

17.2   CONTINUING GUARANTEE

       This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3   REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause 17 shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration if it has received legal advice to this effect.

17.4   WAIVER OF DEFENCES

       The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 17 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

       (a) any time or waiver granted to, or composition with, any Obligor or other person;

       (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

       (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

       (d) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

       (e) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 17 shall include each variation or replacement;

       (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Guarantors obligations under this Clause 17 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

       (g) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of each

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                                       53

               Guarantor's obligations under this Clause 17 be construed as if there were no such circumstance.

17.5   IMMEDIATE RECOURSE

       Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17.

17.6   APPROPRIATIONS

       Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

       (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

       (b) hold in a suspense account any moneys received from a Guarantor or on account of that Guarantor's liability under this Clause 17, and interest will accrue on those moneys at the rate payable by the relevant Borrower on the corresponding amount outstanding under this Agreement.

17.7   NON-COMPETITION

       Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this Clause 17:

       (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause 17;

       (b) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

       (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor,

       unless the Agent otherwise directs. Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 17.7 or as directed by the Agent.

17.8   ADDITIONAL SECURITY

       This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

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                                       54

18.    REPRESENTATIONS AND WARRANTIES

18.1   REPRESENTATIONS AND WARRANTIES

       Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party. The representations and warranties to be made by the Company will be made in respect of itself and, where applicable, any other member of the Group. The representations and warranties to be given by each other Obligor will be made in respect of itself only.

18.2   STATUS

       It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation and, where relevant under those laws, in good standing and has the power to own its assets and carry on its business as it is being conducted.

18.3   POWERS AND AUTHORITY

       It has the corporate power to enter into and perform its obligations under the Finance Documents to which it is a party and has taken all necessary corporate action to authorise the entry into and performance of its obligations under those Finance Documents.

18.4   LEGAL VALIDITY

       Subject to any qualifications as to matters of law set out in the legal opinion delivered under Schedule 2 in respect of that Obligor, this Agreement constitutes, and each other Finance Document to which it is a party (when executed in accordance with the terms of this Agreement) will constitute, its legal, valid, binding and enforceable obligation.

18.5   NON-CONFLICT

       Except to the extent contemplated by Clause 19.15 (Borrowing limits), the entry into and performance of each Finance Document does not and will not conflict with:

       (a) any applicable law or regulation or any applicable official or judicial order in the jurisdiction of its incorporation;

       (b)     its constitutional documents; or

       (c) any document to which it is a party or which is binding upon it or any of its assets.

18.6   AUTHORISATIONS

       All authorisations required by it in connection with the entry into, performance, validity and enforceability of each Finance Document to which it is a party and the transactions contemplated by each such Finance Document have been obtained or effected and are in (or will at the relevant time be) full force and effect.

18.7   PARI PASSU

       Its obligations under the Finance Documents do and will rank at least pari passu with all of its other unsecured and unsubordinated obligations other than those obligations which are mandatorily preferred by law and not by reason of contract.

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                                       55

18.8   ACCOUNTS

(a) In the case of the Company, the audited consolidated accounts of the Group most recently delivered to the Agent (which, at the date of this Agreement, are the Original Group Accounts):

       (i) have been prepared in accordance with accounting principles generally accepted in the U.K. and consistently applied or (if not consistently applied) are accompanied by details of the inconsistencies; and

       (ii) give a true and fair view of the consolidated financial condition of the Group as at the date to which they were drawn up.

(b) In the case of each Obligor (other than the Company) which produces audited accounts, its audited accounts most recently delivered to the Agent under Clause 19.2(a)(ii) (Financial Information):

       (i)     have been prepared in accordance with:

               (A) accounting principles generally accepted in the U.K. and consistently applied or (if not consistently applied) are accompanied by details of the inconsistencies; or

               (B) accounting principles generally accepted in its jurisdiction of incorporation and consistently applied or (if not consistently applied) are accompanied by details of the inconsistencies; and

       (ii) give a true and fair view of the financial condition of that Obligor as at the date to which they were drawn up.

(c) In the case of each Obligor which does not produce audited accounts, the accounts of that Obligor most recently delivered to the Agent under Clause 19.2(a)(iii) (Financial information) have been prepared in accordance with accounting principles required in order to consolidate the accounts of that Obligor into the consolidated accounts of the Company.

(d) As at the date of this Agreement, there has been no material adverse change in the consolidated financial condition of the Group since the date the Original Group Accounts were drawn up.

18.9   LITIGATION

       As at the date of this Agreement, no litigation, arbitration or administrative proceedings has been commenced or, to its knowledge, is threatened or pending against any member of the Group which would be reasonably likely to have a Material Adverse Effect.

18.10  NO DEFAULT

       No Event of Default or (unless this representation is being repeated or deemed to be repeated on the date of a Request or a Drawdown Date in respect of a Rollover Loan) Potential Event of Default has occurred and is continuing which has not been waived.

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                                       56

18.11  YEAR 2000

       The occurrence of the year 2000 will not affect the capacity of any computer system, software or other equipment owned or used by any member of the Group to perform any function capable of being performed by that computer system, software or other equipment prior to the year 2000 to an extent which would be reasonably likely to have a Material Adverse Effect.

18.12  ERISA

(a) In the case of the Company, each U.S. Borrower and each U.S. Material Subsidiary, each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable Federal law.

(b) In the case of the Company, each U.S. Borrower and each U.S. Material Subsidiary, no event or condition has occurred or exists as a result of which it would be under an obligation to furnish a report to the Agent in accordance with Clause 19.17 (ERISA).

18.13  INVESTMENT COMPANY ACT

       In the case of the Company, each U.S. Borrower and each U.S. Material Subsidiary, neither it nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940 of the United States of America.

18.14  USE OF PROCEEDS

       In the case of the Company, each U.S. Borrower and each U.S. Material Subsidiary, neither it nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System. For purposes of this Clause, "MARGIN STOCK" means "margin stock" within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

18.15  ENVIRONMENTAL MATTERS

(a) It and each member of the Group complies, in all respects, with all requirements of all Environmental Laws where failure to do so has or is reasonably likely to have a Material Adverse Effect; and

(b) no Environmental Claim is existing or, to its knowledge pending or threatened against it or any member of the Group which has or is reasonably likely to have a Material Adverse Effect.

18.16  TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

       The representations and warranties set out in this Clause 18 (Representations and warranties):

       (a)     (i)     in the case of an Obligor which is a Party on the date of
                       this Agreement, are made by that Obligor on that date;
                       and

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                                       57

               (ii) in the case of an Obligor which becomes a Party after the date of this Agreement, (with the exception of the representations and warranties in Clauses 18.8(d) (Accounts) and 18.9 (Litigation)) will be deemed to be made by that Obligor on the date it executes a Borrower Accession Agreement or Guarantor Accession Agreement, as appropriate; and

       (b) (with the exception of the representations and warranties in Clauses 18.8(d) (Accounts) and 18.9 (Litigation)) are deemed to be repeated by each Obligor on the date of each Request, each Drawdown Date, the date of the Syndication Agreement and the first day of each Interest Period with reference to the facts and circumstances then existing.

       (c) Notwithstanding the above provisions of this Clause 18.16, prior to the Clean-Up Date any representation or warranty under this Clause 18 which is made or deemed to be repeated in respect of the Target Group shall not have effect.

19.    UNDERTAKINGS

19.1   DURATION

       (a) The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

       (b)     During the Clean-Up Period the undertakings contained in Clauses
               19.8 (Preferred Indebtedness), 19.9 (Disposals), 19.13 (Environmental Laws), 19.16 (Insurance) and 19.17 (ERISA) will not apply to the Target Group.

19.2   FINANCIAL INFORMATION

       The Company shall supply to the Agent in sufficient copies for all the Banks in respect of the items referred to in paragraphs (a) and (b) below and in sufficient copies for all the Banks in respect of the item referred to in paragraphs (c) below if the Agent so requests:

       (a) as soon as practicable (and in any event within 145 days after the close of each of its financial years):

               (i)     the audited consolidated accounts of the Company;

               (ii) in the case of any Obligor where the jurisdiction in which that Obligor is incorporated requires that Obligor to produce annual audited accounts, the audited accounts of that Obligor; or

               (iii) in any other case, the accounts of each Obligor used by the auditors of the Company in preparing the audited consolidated accounts of the Company,

               for that year;

       (b) as soon as practicable (and in any event within 120 days of the end of the first half of each of its financial years) the unaudited consolidated accounts of the Company for that half year; and

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                                       58

       (c) together with the accounts specified in paragraphs (a)(i) and (b) above, a Compliance Certificate signed by two duly authorised signatories as at the end of the relevant Accounting Period.

19.3   FORM OF ACCOUNTS

       If, at any time, the Company changes or proposes to change the accounting policies upon which any of the information provided pursuant to paragraphs (a)(i) and (b) of Clause 19.2 (Financial information) is prepared, then:

       (a)     it shall notify the Agent of the change or proposed change;

       (b) within 5 Business Days of receipt of the notification, it and the Agent shall enter into discussions for a period of not more than 45 days with a view to agreeing the amendments which would be required to be made to this Agreement (including, without limitation, Clause 19.10 (Financial covenants)) to reflect the basis upon which this Agreement was entered into by it and the Banks;

       (c) any agreement between it and the Agent under sub-paragraph (b) above shall be, with the prior consent of the Majority Banks, binding on all the Parties; and

       (d) if no agreement is reached under sub-paragraph (b) above, then Company's auditors (acting as experts) shall certify the amendments which would be required to be made to this Agreement to place the Company and the Banks in the same position they would have been in if the change had not taken place; a certificate of the Company's auditors in accordance with the above will, in the absence of manifest error, be binding on all the Parties.

19.4   INFORMATION - MISCELLANEOUS

       The Company shall supply to the Agent:

       (a) all documents despatched by the Company to its shareholders generally (or any class of them) or its creditors generally (or any class of them) at the same time as they are despatched;

       (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, be reasonably expected to have a Material Adverse Effect; and

       (c) promptly, such further information in the possession or control of any member of the Group regarding its financial condition and operations as any Finance Party may reasonably request,

       in sufficient copies for all of the Banks, if the Agent so requests.

19.5   NOTIFICATION OF DEFAULT

       The Company shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

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                                       59

19.6   AUTHORISATIONS

       Each Obligor shall obtain and promptly renew from time to time, and will promptly upon the request of the Agent furnish certified copies to the Agent of, all such material authorisations as may be required under any applicable law or regulation to enable any Obligor to perform its obligations under, or for the validity or enforceability of, any Finance Document.

19.7   PARI PASSU RANKING

       Each Obligor undertakes that its obligations under the Finance Documents shall rank at least pari passu with all of its other present and future unsecured and unsubordinated obligations other than those obligations which are mandatorily preferred by law and not by reason of contract.

19.8   PREFERRED INDEBTEDNESS

       The Company shall procure that:

       (a) Preferred Indebtedness does not at any time exceed L80,000,000 (or its equivalent in any other currency or currencies) in aggregate; and

       (b) the Company shall ensure that, if any derivative transaction is or is to be entered into by a Borrower, then, unless any applicable law prevents that Borrower becoming a Guarantor, that Borrower will (unless it is already a Guarantor) become an Additional Guarantor.

19.9   DISPOSALS

       No Obligor shall, and the Company shall procure that no member of the Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or a substantial part of its respective assets, except that the following disposals shall not be taken into account:

       (a) disposals made in the ordinary course of trade of the disposing entity;

       (b) disposals from a member of the Group to another member of the Group;

       (c) disposals of cash raised or borrowed for the purposes for which it was raised or borrowed;

       (d) disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

       (e) disposals of certain real property in Scotland and Crawley notified to the Agent in writing before the date of this Agreement;

       (f)     disposals of obsolete assets for cash; and

       (g) other disposals of assets provided that the aggregate amount of all such disposals by members of the Group permitted by this paragraph (g) shall not exceed either:

               (i) 20 per cent. of Consolidated Total Assets in any financial year; or

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                                       60

               (ii) 40 per cent. of Consolidated Total Assets since the date of this Agreement.

19.10  FINANCIAL COVENANTS

(a)    The Company shall procure that:

       (i) the ratio of Consolidated Net Debt to Consolidated EBITDA is not, as at any testing date, greater than 3.0:1, and

       (ii) the ratio of Consolidated EBITA to Consolidated Net Interest Expense is not, as at any testing date, less than 3.0 to 1.

(b)    (i)     Notwithstanding that the amount of the terms used in paragraph
               (a) above will (subject to paragraph (c) below) be derived from the latest accounts, all the terms used in paragraph (a) above are, subject to Clause 19.3 (Form of accounts), to be calculated in accordance with the accounting principles applied in connection with the Original Group Accounts;

       (ii) "TESTING DATE" means the last day of each financial year and financial half year of the Company;

       (iii) if there is a dispute as to any interpretation of, or computation for, such definitions or terms, the interpretation or computation of the Company's auditors notified to the Agent and the Company prevails in the absence of manifest error; and

       (iv) any amount denominated in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis set out in the then latest Accounts.

(c) For the purposes of paragraph (a) above in the case of the testing dates falling on 31st December, 1999 and 30th June, 2000, it shall be assumed that any acquisition of a business (including the Target Group) in 1999 occurred on 1st January, 1999 and the amounts required to be calculated shall be derived from accounts prepared on a proforma basis.

       The pro forma accounts referred to above will be prepared as follows:

       (i) including the actual EBITDA and EBITA of the Target Group as if it were a member of the Group during the twelve months period ending on the relevant testing date;

       (ii) annualising retrospectively the portion of Consolidated Net Interest Expense attributable to the indebtedness incurred in acquiring the Target Group over the twelve months period ending on the relevant testing date to take into account any period of time when the relevant Target Group was not part of the Group;

       (iii) annualising retrospectively the actual EBITDA and EBITA attributable to any acquisition in 1999 (other than the Target Group) over the 12 months' period ending on the relevant testing date to take into account any period of time when the relevant business was not owned by the Group;

       (iv) annualising retrospectively the Consolidated Net Interest Expense attributable to any acquisition in 1999 (other than the Target Group) over the 12 months period ending on the relevant testing date to take into account any period of time when the relevant business was not owned by the Group, and assuming for this purpose that each such acquisition was fully funded by a part of Total Consolidated Debt.

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                                       61

19.11  ACQUISITIONS

(a) Subject to paragraph (b) below, until the date falling 18 months after the date of this Agreement, the Company shall procure that no member of the Group will make any acquisition the cash element of the consideration for which is funded by raising Acquisition Financial Indebtedness (other than under this Agreement):

       (i) the Acquisition Financial Indebtedness element of which is in excess of L50,000,000 in respect of a single acquisition; or

       (ii) which, when aggregated with the principal amount of all other Acquisition Financial Indebtedness (other than under this Agreement) incurred since the date of this Agreement in respect of acquisitions, exceeds L100,000,000.

(b) Any Financial Indebtedness for the purpose of the acquisition of a division of a Canadian company which, as at the date of this Agreement, is being negotiated up to an aggregate principal amount of Canadian Dollars 25,000,000 shall be excluded from the calculation in paragraph
       (a) above.

19.12  CHANGE OF BUSINESS

       The Company shall procure that, except as disclosed to the Arrangers prior to the date of this Agreement and in the Information Memorandum, no substantial change is made to the nature of the Group's business from that carried on at the date of this Agreement.

19.13  ENVIRONMENTAL LAWS

       The Company shall, and the Company shall procure that each member of the Group will, comply with and carry out its business in accordance with all Environmental Laws necessary for the conduct of its business where any failure to comply or carry out its business in accordance with that Environmental Law might have a Material Adverse Effect.

19.14  COMPLIANCE WITH LAWS

       The Company shall, and the Company shall procure that each member of the Group will, comply with and carry out its business in accordance with all laws necessary for the conduct of its business where any failure to comply or carry out its business in accordance with that law might have a Material Adverse Effect.

19.15  BORROWING LIMITS

       The Company shall promptly and in any event:

       (a) before the first Drawdown Date, increase the borrowing limit under its articles of association so that the borrowing of the Total Commitments in full would not breach that borrowing limit; and

       (b) within 90 days of the date of this Agreement ensure that the borrowing of any Loan will not breach the gearing covenant in the private placement agreement dated 25th October, 1993 to which the Company is a party.

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                                       62

19.16  INSURANCE

       Each Obligor shall, and the Company shall procure that each of its Subsidiaries will, insure and keep insured its assets with underwriters or insurance companies in accordance with sound business practice and where failure to do so would be reasonably likely to have a Material Adverse Effect.

19.17  ERISA

(a) As soon as possible, and in any event within 30 days, after any U.S. Borrower or any other member of the Group knows or has reason to know that any of the events or conditions mentioned in paragraph (b) below have occurred or exist, where such event or condition has or is reasonably likely to have a Material Adverse Effect, it will furnish to the Agent a statement signed by a senior financial officer of the relevant company (without personal liability) setting forth details respecting such event or condition and the action, if any, which the relevant company or an ERISA Affiliate proposes to take with respect thereto.

(b)    The events or conditions mentioned in paragraph (a) above are:

       (i) any reportable event, as defined in Section 4043(c) of ERISA with respect to a Pension Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event;

       (ii) the failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan or any request for a waiver under Section 412(d) of the Code or Section 303 of ERISA, or for an extension under Section 412(e) of the Code or Section 304 of ERISA for any Pension Plan;

       (iii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan;

       (iv) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or the receipt by any U.S. Borrower, U.S. Material Subsidiary or any ERISA Affiliate of a notice that such action has been taken by PBGC with respect to a Multiemployer Plan;

       (v) the complete or partial withdrawal from a Multiemployer Plan by any U.S. Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA or the receipt by any U.S. Borrower, U.S. Material Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganisation or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
               Section 4041A of ERISA;

       (vi) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any U.S. Borrower, U.S. Material Subsidiary or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

       (vii)   the adoption of an amendment to any Pension Plan pursuant to
               Section 307 of ERISA that requires the provision of security to such Pension Plan; or

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                                       63

       (viii)  the conditions for the imposition of a Security Interest under
               Section 302(f) of ERISA shall have been met with respect to any Pension Plan.

(c) The Company shall furnish to the Agent, promptly after the request of the Agent, copies of each Schedule B (actuarial information) to the annual report (Form 5500) filed with respect to each Pension Plan.

19.18  MATERIAL SUBSIDIARIES

(a) In each Compliance Certificate the Company shall designate the Subsidiaries which are to be Material Subsidiaries from the date of that Compliance Certificate to the date of the next Compliance Certificate. In each Compliance Certificate, the Company shall list Subsidiaries in descending order of their contribution to Consolidated EBIT and, where the Consolidated EBIT for two or more Subsidiaries is the same, list those Subsidiaries in descending order of their contribution to Consolidated Total Assets.

(b) The Company shall procure that the list provided in each Compliance Certificate shall be such that, as at the end of the Accounting Period to which the Compliance Certificate relates, the aggregate of the EBIT and Total Assets of each Material Subsidiary plus the EBIT and Total Assets of the Company accounts for at least 66 per cent. of Consolidated EBIT and 50 per cent. of Consolidated Total Assets. The list shall set out the proportion which the aggregate EBIT and Total Assets of the Company and each Material Subsidiary bears to the Consolidated EBIT and Consolidated Total Assets.

20.    DEFAULT

20.1   EVENTS OF DEFAULT

       Each of the events set out in this Clause 20 is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

20.2   NON-PAYMENT

       An Obligor does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable and (if caused solely by technical or administrative error) the non-payment continues unremedied for 3 Business Days after notice of non-payment is received from the Agent.

20.3   BREACH OF OTHER OBLIGATIONS

(a) An Obligor fails to comply with any provision of Clauses 19.8 (Preferred Indebtedness), 19.9 (Disposals), 19.10 (Financial covenants) or 19.11 (Acquisitions);

(b) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.2 (Non-payment) or paragraph
       (a) above) and, if that default is capable of remedy, it is not remedied within 20 days of the earlier of the relevant Obligor becoming aware of the default and receipt by it of a notice of default from the Agent.

20.4   MISREPRESENTATION

       A representation or warranty made or repeated in any Finance Document or in any document delivered by or on behalf of any Obligor under or in connection with any Finance Document

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                                       64

       is incorrect in any material respect when made or deemed to be made or repeated by reference to the facts and circumstances then subsisting.

20.5   CROSS-DEFAULT

(a) Any Financial Indebtedness of a member of the Group is not paid when due or within any applicable grace period; or

(b) an event of default howsoever described occurs under any document relating to Financial Indebtedness of a member of the Group; or

(c) any Financial Indebtedness of a member of the Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(d) any commitment for, or underwriting of, any Financial Indebtedness of a member of the Group is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(e) any Security Interest securing Financial Indebtedness over any asset of a member of the Group becomes enforceable,

       unless, in any such case or cases:

       (i) the aggregate amount of all such Financial Indebtedness is less than L10,000,000 (or its equivalent in other currencies); or

       (ii) the Financial Indebtedness is that of the Target or a Subsidiary of the Target and the relevant event occurs prior to the Clean-Up Date.

20.6   INSOLVENCY

(a) An Obligor or a Material Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(b) an Obligor or a Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of all or any class of its indebtedness; or

(c) an Obligor or a Material Subsidiary by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of all or any class of its indebtedness.

20.7   INSOLVENCY PROCEEDINGS

(a) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of an Obligor or a Material Subsidiary; or

(b) a meeting of an Obligor or a Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or its administration or any such resolution is passed; or

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                                       65

(c) any person presents a petition for the winding-up or for the administration of an Obligor or a Material Subsidiary, and, in the case of a petition for winding-up presented by a creditor, it is not withdrawn, discharged or stayed within 30 days; or

(d) any order is made for the winding-up or administration of an Obligor or a Material Subsidiary; or

(e) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of or any other insolvency proceedings involving an Obligor or a Material Subsidiary, and, in the case of any such step taken by a creditor, it is not withdrawn, discharged or stayed within 30 days.

20.8   APPOINTMENT OF RECEIVERS AND MANAGERS

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of an Obligor or a Material Subsidiary or any part of its assets; or

(b) the directors of an Obligor or a Material Subsidiary request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

(c) any other step is taken to enforce any security over any part of the assets of an Obligor or a Material Subsidiary and is not withdrawn, discharged or stayed within 30 days.

20.9   CREDITORS' PROCESS

       Any attachment, sequestration, distress or execution affects any assets of an Obligor or a Material Subsidiary having an aggregate value of L1,000,000 (or its equivalent in other currencies) and is not discharged within 30 days.

20.10  U.S. OBLIGOR OR U.S. MATERIAL SUBSIDIARY INSOLVENCY EVENTS OF DEFAULT

(a) Any proceeding shall be instituted by or against any U.S. Obligor or U.S. Material Subsidiary seeking:

       (i)     to adjudicate it a bankrupt or insolvent in the U.S.; or

       (ii) liquidation, winding-up, reorganisation, arrangement, adjustment, protection, relief, or composition of it or its debts under any U.S. law relating to bankruptcy, insolvency or reorganisation or relief of debtors; or

       (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its assets in the U.S.;

       and, in the case of any such proceeding instituted against it (but not instituted by it), either:

       (1) the proceeding shall remain undismissed or unstayed for a period of 60 days; or

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                                       66

       (2) any of the actions sought in the proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its assets) shall occur; or

(b) any U.S. Obligor or U.S. Material Subsidiary shall take any corporate action to authorise any of the actions set out above in this Clause; or

(c) any U.S. Obligor or U.S. Material Subsidiary is unable to pay its debts generally as they fall due or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors.

20.11  ANALOGOUS PROCEEDINGS

       There occurs, in relation to an Obligor or a Material Subsidiary, any event anywhere which, in the opinion of the Majority Banks, appears to correspond with any of those mentioned in Clauses 20.6 (Insolvency) to
       20.10 (U.S. Obligor or U.S. Material Subsidiary insolvency events of default) (inclusive).

20.12  UNLAWFULNESS

       It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

20.13  CESSATION OF BUSINESS

       Any Obligor or Material Subsidiary ceases to carry on business unless the business is transferred to any other member of the Group.

20.14  EFFECTIVENESS OF GUARANTEE

       The guarantee of a Guarantor is ineffective or is alleged by any Obligor to be ineffective, for any reason, and, in the case of the guarantee of a Guarantor (other than the Company), the Company would be in breach of Clause 19.8 (Preferred Indebtedness) if that guarantee was ineffective.

20.15  MATERIAL ADVERSE CHANGE

       Any event or series of events occurs which, in the reasonable opinion of the Majority Banks, has or is reasonably likely to have a Material Adverse Effect.

20.16  ACCELERATION

       On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Banks, by notice to the Company:

       (a)     cancel the Total Commitments; and/or

       (b) demand that all or part of the Loans, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

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                                       67

       (c) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent (acting on the instructions of the Majority Banks).

21.    THE AGENT AND THE ARRANGERS

21.1   APPOINTMENT AND DUTIES OF THE AGENT

(a) Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Party appointing the Agent irrevocably authorises the Agent on its behalf to:

       (i) perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

       (ii) execute each Finance Document expressed to be executed by the Agent on that Party's behalf.

(c) The Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

21.2   ROLE OF THE ARRANGERS

       Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

21.3   RELATIONSHIP

       The relationship between the Agent and the other Finance Parties is that of agent and principal only. Except as contemplated by the Finance Documents, nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.4   MAJORITY BANKS' INSTRUCTIONS

(a) The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, the Agent may act as it considers to be in the best interests of all the Banks.

(b) The Agent is not authorised to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

21.5   DELEGATION

       The Agent may act under the Finance Documents through its personnel and agents.

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                                       68

21.6   RESPONSIBILITY FOR DOCUMENTATION

       Neither the Agent nor any Arranger is responsible to any other Party for:

       (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

       (b)     the collectability of amounts payable under any Finance Document;
               or

       (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including, without limitation, the Information Memorandum).

21.7   DEFAULT

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

21.8   EXONERATION

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Finance Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

21.9   RELIANCE

       The Agent may:

       (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

       (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

       (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

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                                       69

21.10  CREDIT APPROVAL AND APPRAISAL

       Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

       (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or any Arranger in connection with any Finance Document; and

       (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

21.11  INFORMATION

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clauses 4 (Conditions precedent), 28.5 (Additional Borrowers) or 28.6 (Additional Guarantors) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)    Except as provided above, the Agent has no duty:

       (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession before, on or after the date of this Agreement; or

       (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from any Obligor.

21.12  THE AGENT AND THE ARRANGERS INDIVIDUALLY

(a) If it is also a Bank, the Agent and each Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or an Arranger.

(b)    The Agent and each Arranger may:

       (i)     carry on any business with an Obligor or its related entities;

       (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

       (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

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                                       70

(c) If it is also a Bank, any reference in the Finance Documents to the Agent means the agency department of the Agent specifically responsible for acting as Agent under and in connection with the Finance Documents, as referred to in Clause 34 (Notices). In acting as Agent, the agency department will be treated as a separate entity from any other department or division of the Bank concerned. Without limiting the above, the Agent will not be deemed to have notice of a document, information, fact, matter or thing in the possession or knowledge of any other department or division of that Bank.

(d) Each Obligor irrevocably authorises the Agent to disclose to the other Finance Parties any information which, in the opinion of the Agent, is received by it in its capacity as the Agent.

(e) The Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of the Agent incurred by it in connection with the Finance Documents.

21.13  INDEMNITIES

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for that Bank's proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above will be the proportion which its participation in the Loans (if any) bears to the Original Sterling Amount of all the Loans on the date of the demand. However, if there is no Loan outstanding on the date of demand, then the proportion will be the proportion which its Commitments bears to the Total Commitments at the date of demand or, if the Total Commitments have then been cancelled, bore to the Total Commitments immediately before being cancelled.

21.14  COMPLIANCE

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.15  RESIGNATION OF THE AGENT

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Company, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may (with the prior consent of the Company) appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the Agent may (with the prior consent of the Company) appoint a successor Agent.

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                                       71

(c) The resignation of the Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Agent and the term "AGENT" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 21 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

(f) The Majority Banks may, by notice to the Agent, require it to resign in accordance with paragraph (a) above. In this event, the Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

21.16  BANKS

(a)    (i)     The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than 5 Business Days' prior notice from that Bank to the contrary.

       (ii) The Agent may at any time, and shall if requested to do so by the Company or the Majority Banks, convene a meeting of the Banks.

(b) Each Bank, on the date on which it becomes a party to this Agreement, represents to the Agent that it is:

       (i)     either:

               (A) not resident in the United Kingdom for United Kingdom tax purposes; or

               (B) a "bank" as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

       (ii) beneficially entitled to the principal and interest payable by the Agent to it under this Agreement,

       and shall forthwith notify the Agent if either representation ceases to be correct.

22.    FEES

22.1   ARRANGEMENT FEE

       Subject to Clause 22.5 (Joint and several liability), the Borrowers shall pay to the Agent for the account of Arrangers an arrangement fee in the amounts and on the dates agreed in the Fee Letter between the Company and the Arrangers.

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                                       72

22.2   AGENT'S FEE

       Subject to Clause 22.5 (Joint and several liability), the Borrowers shall pay to the Agent for its own account an agency fee in the amount and on the dates agreed in the Fee Letter between the Agent and the Company.

22.3   COMMITMENT FEE

(a) Subject to Clause 22.5 (Joint and several liability), the Borrowers shall during the relevant Commitment Period pay to the Agent for each Bank a commitment fee computed at the rate of:

       (i) half the applicable Margin on the undrawn, uncancelled amount of that Bank's Tranche A Commitment;

       (ii) half the applicable Margin on the undrawn, uncancelled amount of that Bank's Tranche B Commitment; and

       (iii) 0.125 per cent. per annum on the undrawn, uncancelled amount of that Bank's Tranche C Commitment.

(b) For the purpose of calculating commitment fee, Loans (other than Tranche A Loans) are taken at their Original Sterling Amount. Any change to the rate of this fee under sub-paragraph (a) above will take effect at the same time as any change in the Margin occurs under Clause 9.5 (Adjustment of the Margin) as if a Loan was borrowed at that time.

(c) Accrued commitment fee is payable quarterly in arrear, with the first payment being payable three months after the date of this Agreement. Accrued commitment fee shall also be payable to the Agent for the relevant Bank on the cancelled amount of its Commitment at the time the cancellation comes into effect. Accrued commitment fee is payable in U.S. Dollars (in the case of sub-paragraph (a)(i) above) or Sterling (in the case of sub-paragraphs (a)(ii) and (a)(iii) above).

22.4   VAT

       Any fee referred to in this Clause 22 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Borrowers at the same time as it pays the relevant fee.

22.5   JOINT AND SEVERAL LIABILITY

(a) The obligations of the Borrowers under this Clause 22 are joint and several obligations of each Borrower.

(b) The obligations of each Borrower under this Clause 22 shall not be affected by any release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor.

(c) Failure of any Borrower to carry out its obligations under this Clause 22 does not relieve any other Borrower of its obligations under this Clause 22.

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                                       73

23.    EXPENSES

23.1   INITIAL AND SPECIAL COSTS

       The Company shall within 5 Business Days of demand pay the Arrangers the amount of all reasonable costs and expenses (including legal fees to any limit agreed in the Mandate Letter, and any applicable value added tax) incurred by them in connection with:

       (a)     the negotiation, preparation, printing and execution of:

               (i) this Agreement and any other documents referred to in this Agreement;

               (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement; and

               (iii)   the arrangement and syndication of the Facilities; and

       (b) any amendments, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor or, in the case of Clause 27.2 (Change of Currency) the Agent, and relating to a Finance Document or a document referred to in a Finance Document.

23.2   ENFORCEMENT COSTS

       The Company shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees and any applicable value added tax) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

24.    STAMP DUTIES

       The Company shall pay and within 5 Business Days of demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document (other than the entry into of a Novation Certificate), including any liability which results from any failure to pay or any delay in paying such tax.

25.    INDEMNITIES

25.1   CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

       (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

       (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand

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                                       74

               pay to that Finance Party an amount in the contractual currency equal to the deficit; and

       (iii) the Obligor shall forthwith on demand pay to the Finance Party concerned any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2   OTHER INDEMNITIES

       The Company shall indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

       (a)     the occurrence of any Event of Default;

       (b)     the operation of Clause 20.16 (Acceleration);

       (c) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by any Finance Party) a Loan not being made after the Borrower has delivered a Request; or

       (d) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 9.3 (Default interest)) relative to the amount so received.

       The Company's liability in each case includes any loss (other than loss of margin) or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

25.3   ACQUISITION FINANCE INDEMNITY

(a) The Company shall within 5 Business Days of demand indemnify each Finance Party against any loss or liability which that Finance Party suffers or incurs as a consequence of any litigation proceeding arising, pending or threatened against that Finance Party as a result of the Merger (whether or not made) or of it agreeing to finance or refinance the Merger or arising out of the use of proceeds of any Loan ("RELEVANT LITIGATION") except to the extent caused by its gross negligence or wilful misconduct.

(b) A Finance Party shall notify the Company promptly upon becoming aware, and in reasonable detail, of any relevant litigation and shall keep the Company informed of its progress.

(c) A Finance Party shall conduct any relevant litigation in good faith and will give careful consideration to the views of the Company in relation to the appointment of professional advisers and the conduct of the litigation taking into account (to the extent practicable) both its interests and the interests of the Company.

(d) A Finance Party may only concede or compromise any claim in respect of any relevant litigation if it has consulted the Company (as time may permit) before so doing.

(e) Notwithstanding paragraphs (a) to (d) above, a Finance Party is not required to disclose to the Company any matter in respect of which it is under a duty of non-disclosure or which is subject to any attorney/client privilege, or which relates to a Finance Party's policy or other

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       extrinsic matters. Any information disclosed by a Finance Party to the
       Company under this Clause 25.3 shall be subject to the same conditions of confidentiality as those set out in Clause 29 (Disclosure of Information) in relation to disclosure to potential transferees.

26.    EVIDENCE AND CALCULATIONS

26.1   ACCOUNTS

       Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

26.2   CERTIFICATES AND DETERMINATIONS

       Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is prima facie evidence of the matters to which it relates.

26.3   CALCULATIONS

       Interest and the fee payable under Clause 22.3 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days, or, in the case of interest payable on an amount denominated in an Optional Currency or unless market practice otherwise dictates, 360 days.

27.    AMENDMENTS AND WAIVERS

27.1   PROCEDURE

(a) Subject to Clause 27.3 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Banks. The Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

27.2   CHANGE OF CURRENCY

       Notwithstanding Clause 27.1 (Procedure) if a change in any currency of a country occurs, this Agreement will be amended to the extent the Agent determines is necessary to reflect the change in currency and to put each Finance Party in the same position, so far as possible, that it would have been in if no change in currency had occurred.

27.3   EXCEPTIONS

(a)    An amendment or waiver which relates to:

       (i)     the definition of "MAJORITY BANKS" in Clause 1.1 (Definitions);

       (ii) an extension of the date (including any Revolving Credit Repayment Date or Final Maturity Date) for, or a decrease in an amount or (subject to Clause 27.2 (Change of currency)) a change in the currency of, any payment to that Bank under the Finance Documents (including the Margin and any fee payable under Clause
               22.3 (Commitment fee));

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                                       76

       (iii)   an increase in a Bank's Commitment;

       (iv) the incorporation of additional borrowers otherwise than in accordance with Clause 28.5 (Additional Borrowers);

       (v) a term of a Finance Document which expressly requires the consent of all the Banks; or

       (vi) Clause 2.2 (Nature of a Finance Party's rights and obligations), Clause 28.2 (Transfers by Banks), Clause 31 (Pro rata sharing) or this Clause 27,

       may not be effected without the agreement of all the Banks.

(b) An amendment or waiver which relates to the rights and/or obligations of the Agent may not be effected without the agreement of the Agent.

27.4   WAIVERS AND REMEDIES CUMULATIVE

       The rights of each Party under the Finance Documents:

       (a)     may be exercised as often as necessary;

       (b) are cumulative and not exclusive of its rights under the general law; and

       (c)     may be waived only in writing and specifically.

       Delay in exercising or non-exercise of any such right is not a waiver of that right.

28.    CHANGES TO THE PARTIES

28.1   TRANSFERS BY OBLIGORS

(a) Subject to paragraph (b) below, no Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents;

(b) If no Default is outstanding at that time, a Borrower (the "EXISTING BORROWER") may transfer all or any part of its obligations under the Finance Documents to any other Borrower (the "NEW BORROWER") and the New Borrower may enter into such documentation as the Agent may reasonably require to effect the transfer.

28.2   TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may, subject to paragraph (b) below, at any time assign, transfer or novate any of its Commitments and/or any of its rights and/or obligations under this Agreement to another bank or financial institution which is a Qualifying Bank (the "NEW BANK").

(b)    (i)     A transfer of part of a Commitment must be in a minimum amount of at least L10,000,000 (or its equivalent in any other currency).

       (ii) The prior consent of the Company is required for any assignment, transfer or novation under paragraph (a) above unless the New Bank is another Bank or an Affiliate of a Bank or an Event of Default is outstanding. However, this consent must not be unreasonably withheld or delayed and will be deemed to have been given if it is not refused by the Company within 10 Business Days of receipt of a request for it.

       (iii) A Bank may only assign, transfer or novate part of one of its Commitments if it assigns, transfers or novates at the same time a pro rata proportion of its other Commitments.

       (iv) The prior consent of the Company is required if the New Bank is a U.K. Treaty Bank.

       (v) A Bank will still be treated as a Qualifying Bank if it takes advantage of Clause 2.5 (Affiliates of Banks) to satisfy the requirements of this Clause so long as the branch or Affiliate under Clause 2.5 (Affiliates of Banks) is a Qualifying Bank.

(c)    A transfer of obligations will be effective only if either:

       (i) the obligations are novated in accordance with Clause 28.3 (Procedure for novations); or

       (ii) the New Bank confirms to the Agent and the Company that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(d) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation to a person if that Bank remains liable under this Agreement for that obligation.

(e) On each occasion an Existing Bank assigns, transfers or novates any of its Commitments and/or any of its rights and/or obligations under this Agreement (otherwise than pursuant to a Syndication Agreement), the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of L750.

(f)    An Existing Bank is not responsible to a New Bank for:

       (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

       (ii)    the collectability of amounts payable under any Finance Document;
               or

       (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(g) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

       (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

       (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(h)    Nothing in any Finance Document obliges an Existing Bank to:

       (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

       (ii) support any losses incurred by the New Bank by reason of the non-performance by any Borrower of its obligations under this Agreement or otherwise.

(i) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitments have been cancelled or reduced to nil.

28.3   PROCEDURE FOR NOVATIONS

(a)    A novation is effected if:

       (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Part I of
               Schedule 5 (a "NOVATION CERTIFICATE") and the Agent executes it;
               or

       (ii)    a Syndication Agreement is executed by all the parties to it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

       (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

       (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

       (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

       (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

28.4   INCREASED COSTS OR CHANGES TO THE FACILITY OFFICE

(a)    If:

       (i) a Bank assigns, transfers or novates any of its Commitments and/or rights and/or obligations under the Finance Documents or changes its Facility Office without the prior consent of the Company; and

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                                       79

       (ii) as a result of circumstances existing at the date the assignment, transfer, novation or change occurs, an Obligor would be obliged to make a payment to the New Bank or Bank acting through its new Facility Office under Clause 13 (Taxes) or Clause 15 (Increased costs) or Clause 16 (Illegality), then, notwithstanding the provisions of Clause 13 (Taxes), 15 (Increased costs) or 16 (Illegality), the relevant New Bank or Bank acting through its new Facility Office is only entitled to receive payment under those Clauses from an Obligor in respect of those circumstances to the same extent as the relevant Existing Bank or Bank acting through its previous Facility Office would have been if the assignment, transfer, novation or change had not occurred.

(b)    No:

       (i)     U.K. Bank will move its Facility Office outside the U.K.; or

       (ii)    U.K. Treaty Bank will move its Facility Office inside the U.K.,

       without prior consent of the Company.

28.5   ADDITIONAL BORROWERS

(a) If the Company wishes one of its wholly-owned Subsidiaries to become an Additional Borrower, then it may, with the prior consent of the Banks (except that no consent is required in respect of Bowthorpe International Inc., Bowthorpe Holdings Corporation or Bowthorpe B.V.), deliver to the Agent a Borrower Accession Agreement.

(b) On delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Company, the Subsidiary concerned will become an Additional Borrower. However it may not submit a Request until the Agent confirms to the other Finance Parties that it has received all the documents listed in Part II of Schedule 2.

(c) Delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Company, constitutes confirmation by that Subsidiary and the Company that the representations and warranties set out in Clause 18 (Representations and warranties) deemed to be made on that date are correct on the date of the Borrower Accession Agreement, as if made by them with reference to the facts and circumstances then existing.

(d) For the purpose of this Clause, a Subsidiary will be regarded as wholly-owned if a portion of the share capital is required to be held by law by officers of that Subsidiary.

28.6   ADDITIONAL GUARANTORS

(a) If the Company wishes one of its wholly-owned Subsidiaries to become an Additional Guarantor, then it may (with the prior agreement of the Agent acting on instructions of the Majority Banks) deliver to the Agent the documents listed in Part IV of Schedule 2.

(b) On delivery of a Guarantor Accession Agreement, executed by the relevant Subsidiary and the Company, the Subsidiary concerned will become an Additional Guarantor.

(c) Delivery of a Guarantor Accession Agreement, executed by the relevant Subsidiary and the Company, constitutes confirmation by that Subsidiary and the Company that the representations and warranties set out in Clause 18 (Representations and warranties) deemed to be made on that date are correct on the date of the Guarantor Accession Agreement, as if made by them with reference to the facts and circumstances then existing.

(d) For the purpose of this Clause, a Subsidiary will be regarded as wholly-owned if a portion of the share capital is required to be held by law by officers of that Subsidiary.

28.7   REMOVAL OF OBLIGORS

(a) At any time any Obligor (other than the Company) may by notice to the Agent (countersigned by two authorised signatories of the Company) request that it ceases to be an Obligor.

(b)    If:

       (i) no Default is outstanding at that time or is likely to result from that Obligor ceasing to be an Obligor; and

       (ii) in the case of any Borrower, it has no outstanding obligations under the Finance Documents (except under Clause 22 (Fees)),

       that Obligor shall cease to be an Obligor.

28.8   REFERENCE BANKS

(a) If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

(b) Following completion of Syndication, the Agent will (in consultation with the Company) select another Bank (or an Affiliate of a Bank) to act as an additional Reference Bank and, promptly following that selection, shall notify the Parties of the identity of that Reference Bank.

28.9   REGISTER

       The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

29.    DISCLOSURE OF INFORMATION

(a) A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

       (i)     a copy of any Finance Document; and

       (ii) any information which that Bank has acquired under or in connection with any Finance Document,

       but only if the recipient of the information has agreed to keep that information confidential on the terms of paragraph (b) below.

(b) Each Finance Party shall keep confidential and shall not, without the prior consent of the Company, use any information (other than information which is publicly available other than as a result of a breach by that Finance Party of this paragraph(b)) supplied by or on behalf of any Obligor under or in connection with the Finance Documents otherwise than in connection with the Finance Documents. However, the restriction set out in this paragraph (b) shall not apply to, and each Finance Party shall be entitled to disclose, information:

       (i) in connection with any legal proceedings arising out of or in connection with a Finance Document; or

       (ii) if required to do so by an order of a court of competent jurisdiction whether under any procedure for discovering documents or otherwise; or

       (iii) pursuant to any law or regulation in accordance with which that Finance Party is required or accustomed to act; or

       (iv) to a governmental, banking, taxation or other regulatory authority of any competent jurisdiction; or

       (v)     to its accountants or legal or other professional advisers.

30.    SET-OFF

       A Finance Party may set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation. Any right to set off under this paragraph is not intended to constitute a Security Interest.

31.    PRO RATA SHARING

31.1   REDISTRIBUTION

       If any amount owing by an Obligor under this Agreement to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 12 (Payments) (a "RECOVERY"), then:

       (a) the recovering Finance Party shall, within 3 Business Days, notify details of the recovery to the Agent;

       (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 12 (Payments);

       (c) subject to Clause 31.3 (Exceptions), the recovering Finance Party shall within 3 Business Days of demand by the Agent pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess;

       (d) the Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 12 (Payments) and shall pay the redistribution to the Finance

               Parties (other than the recovering Finance Party) in accordance with Clause 12.7 (Partial payments); and

       (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

31.2   REVERSAL OF REDISTRIBUTION

       If under Clause 31.1 (Redistribution):

       (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

       (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

       each Finance Party shall, within 3 Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for the period whilst it held the redistribution. Thereupon, the subrogation in Clause 31.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

31.3   EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 31.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

32.    SEVERABILITY

       If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

       (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

       (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

33.    COUNTERPARTS

       Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.    NOTICES

34.1   GIVING OF NOTICES

       All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

       (a)     if by letter, when delivered personally or on actual receipt; and

       (b)     if by facsimile, when received in legible form.

       However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. Any notice to the Agent by facsimile must be confirmed in writing, but failure to so confirm in writing will not prejudice the validity of the notice by facsimile.

34.2   ADDRESSES FOR NOTICES

(a) The address and facsimile number of each Party (other than the Company and the Agent) for all notices under or in connection with the Finance Documents are:

       (i) those notified by that Party for this purpose to the Agent on or before the date it becomes a Party; or

       (ii) any other notified by that Party for this purpose to the Agent by not less than 5 Business Days' notice.

(b)    The address and facsimile number of the Company are:


       Spirent House
       Crawley Business Quarter
       Fleming Way
       Crawley
       West Sussex
       RH10 9QL

       Facsimile no:              01293 767944
       For the attention of:      Group Treasurer

       or (for all notices in respect of a Default):

       Facsimile no:              01293 510527
       For the attention of:      Company Secretary

       or such other as the Company may notify to the Agent by not less than 5 Business Days' notice.

(c)    The address and facsimile number of the Agent are:

       City Place House
       55 Basinghall Street
       London EC2V 5DU

       Facsimile no:              020 7779 1717
       For the attention of:      HSBCLS Execution & Agency

       or such other as the Agent may notify to the other Parties by not less than 5 Business Days' notice.

(d)    All notices from or to an Obligor shall be sent through the Agent.

(e) The Agent shall, promptly upon request from any Party, give to that Party the address or facsimile number of any other Party applicable at the time for the purposes of this Clause.

(f) Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent for the purpose of executing, giving and receiving any document (including a Finance Document), notice or other communication in connection with this Agreement.

35.    LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

       (i)     in English; or

       (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

36.    JURISDICTION

36.1   SUBMISSION

       For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

36.2   SERVICE OF PROCESS

       Without prejudice to any other mode of service, each Obligor (other than an Obligor incorporated in England and Wales):

       (a) irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

       (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

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                                       85

       (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 34.2 (Addresses for notices).

36.3   FORUM CONVENIENCE AND ENFORCEMENT ABROAD

       Each Obligor:

       (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

       (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

36.4   NON-EXCLUSIVITY

       Nothing in this Clause 36 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

       (a)     in any other court of competent jurisdiction; or

       (b)     concurrently in more than one jurisdiction.

37.    GOVERNING LAW

       This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                     PART I

                         BANKS AND TRANCHE A COMMITMENTS

BANKS                                                      TRANCHE A COMMITMENTS
                                                                  U.S.$

Deutsche Bank AG London                                              100,000,000
Midland Bank plc                                                     100,000,000

                          Total Tranche A                            200,000,000
                          Commitments

                                     PART II

                         BANKS AND TRANCHE B COMMITMENTS

BANKS                                                      TRANCHE B COMMITMENTS
                                                                     L

Deutsche Bank AG London                                               50,000,000
Midland Bank plc                                                      50,000,000

                          Total Tranche B                           L100,000,000
                          Commitments

                                    PART III

                         BANKS AND TRANCHE C COMMITMENTS

BANKS                                                      TRANCHE C COMMITMENTS
                                                                     L

Deutsche Bank AG London                                              107,500,000
Midland Bank plc                                                     107,500,000

                          Total Tranche C                           L215,000,000
                          Commitments

                                   SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

                                     PART I

                       TO BE DELIVERED ON OR ABOUT SIGNING

1.     AUTHORISATIONS

(a) A copy of the memorandum and articles of association and certificate of incorporation of the Company.

(b) A copy of a resolution of the board of directors (or other appropriate body) of the Company:

       (i) approving the terms of, and the transactions contemplated by, this Agreement (including the guarantee contained in Clause 17 (Guarantee)) and resolving that it execute this Agreement;

       (ii) authorising a specified person or persons to execute the Agreement on its behalf;

       (iii) authorising a specified person or persons, on its behalf to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement (including Requests).

       together (if applicable) with a copy of a resolution of the board of directors of the Company establishing that body.

(c) A certificate of an authorised signatory of the Company certifying that each copy document specified in paragraphs 1(a), 1(b) and 3(b) of Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.     FINANCIAL INFORMATION

       A copy of the Original Group Accounts.

3.     OTHER DOCUMENTS

(a)    A copy of the latest draft of:

       (i)     the Merger Agreement;

       (ii) the circular to shareholders of the Company relating to the Merger;

       (iii)   the Press Release; and

       (iv) the employment and non-compete arrangements with the management of the Target.

(b)    A copy of:

       (i) Legal Due Diligence report dated 14th June, 1999 from Debevoise & Plimpton;

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                                       90

       (ii)    Tax Due Diligence report dated 14th June, 1999 from Ernst &
               Young;

       (iii) Financial Due Diligence report dated 11th June, 1999 from Ernst & Young together with an executive summary of that report dated 8th June, 1999;

       (iv)    Commercial Due Diligence report dated 9th June, 1999 from A D
               Little;

       (v)     Insurance Due Diligence report dated 3rd June from Willis
               Corroon; and

       (vi) Phase I Environmental report dated 10th June from ECS Risk Control Inc.,

       together with confirmation from the Company that (except for anything disclosed in sections of those reports specifically brought to the Arranger's attention by the Company) those due diligence reports do not disclose, to its knowledge, anything which might reasonably be expected to affect materially a lender's decision whether to enter into this Agreement.

4.     LEGAL OPINION

       A legal opinion of Allen & Overy, legal advisers in England to the Arrangers and the Agent, addressed to the Finance Parties, substantially in the form of Schedule 10.

                                     PART II

                      TO BE DELIVERED BEFORE THE FIRST LOAN

1. A certified copy of (in each case showing no material change to the form provided under Part I of Schedule 2 delivered to the Agent on or about the date of this Agreement unless previously approved by the Arrangers):

       (a)     the executed Merger Agreement;

       (b) the circular to the shareholders of the Company relating to the Merger; and

       (c) the executed non-compete arrangements with Mr Phelps, Mr Jordan, Mr Fishburn, Mr Zhang, Mr Olson, Mr Cabral, Mr Johnson,
               Mr H. Hamon and executed employment contracts for Mr Phelps, Mr Jordan, Mr Fishburn, Mr Zhang, Mr Olson, Mr Cabral,
               Mr Johnson, Mr H. Hamon.

2 A specimen of the signature of each person authorised by any Resolution of the Company provided under Part I of Schedule 2.

3. Confirmation from the Company that its shareholders have approved the acquisition of the Target Group.

4. A copy of the resolution passed at a meeting of the Company increasing the borrowing limit contained in the articles of association of the Company so that the borrowing of the Total Commitments would not be a breach of the articles of association.

5. Confirmation from the Company that all necessary regulatory consents for the acquisition of the Target Group have been obtained.

6.     In respect of each Existing Facility copies of the notice of:

       (a)     cancellation of all commitments under the Existing Facility; and

       (b)     prepayment of all amounts outstanding under the Existing
               Facility,

       in each case, to take effect on the first Drawdown Date.

7. Evidence that the Company has written to the lenders of its 6.89 per cent. US$75,000,000 private placement dated 25th October, 1993 (as amended) concerning the waiver or amendment of the gearing covenant contained therein.

8. Confirmation that all waiting periods under the Hart Scott Rodino Anti Trust Improvement Act 1976 (as amended) and any regulations made under it in relation to the Merger have expired or terminated.

9. Evidence that the proceeds of the first Loan (other than amounts being used to repay or prepay all amounts outstanding under the Existing Facilities) will not be released by the Company until the Merger is effective.

10.    A certified copy of the Press Release.

11. Evidence that shareholders holding at least 66 2/3 per cent. of the shares in the Target have executed the Merger Agreement.

                                    PART III

                    TO BE DELIVERED BY AN ADDITIONAL BORROWER

1. A Borrower Accession Agreement, duly executed by the Additional Borrower and the Company.

2.     A copy of the constitutional documents of the Additional Borrower.

3. If the Additional Borrower is incorporated in the U.S., a Certificate of Good Standing from the Secretary of State of the state of incorporation of that Additional Borrower dated not more than 5 Business Days prior to the date of the relevant Borrower Accession Agreement.

4.     A copy of a resolution of the board of directors of the Additional
       Borrower:

       (i) approving the terms of, and the transactions contemplated by, the Borrower Accession Agreement and resolving that it execute the Borrower Accession Agreement;

       (ii) authorising a specified person or persons to execute the Borrower Accession Agreement on its behalf; and

       (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including Requests) to be signed and/or despatched by it under or in connection with this Agreement.

5. A certificate of an authorised signatory of the Additional Borrower confirming that the execution by the Additional Borrower of each Finance Document to which it is a party and the performance by it of its obligations under each such Finance Document are within its corporate powers and have been duly approved by all necessary corporate action.

6. A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.

7.     The latest accounts (audited if produced) of the Additional Borrower.

8. A certificate of an authorised signatory of the Additional Borrower certifying that each copy document specified in Part III of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Agreement.

9. A legal opinion of each of Allen & Overy and lawyers acceptable to the Agent in the jurisdiction of incorporation of the Additional Borrower, addressed to the Finance Parties.

10. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Borrower Accession Agreement or for the validity and enforceability of any Finance Document.

                                     PART IV

                   TO BE DELIVERED BY AN ADDITIONAL GUARANTOR

1. A Guarantor Accession Agreement, duly executed as a deed by the Additional Guarantor and the Company.

2.     A copy of the constitutional documents of the Additional Guarantor.

3.     A copy of a resolution of the board of directors of the Additional
       Guarantor:

       (a) approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement and resolving that it execute the Guarantor Accession Agreement;

       (b) authorising a specified person or persons to execute the Guarantor Accession Agreement on its behalf; and

       (c) authorising a specified person or persons, on its behalf to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Agreement.

4. If lawyers in the jurisdiction of the Additional Guarantor have advised the Agent to obtain such a resolution, a copy of a resolution, signed by all the holders of the issued or allotted shares in the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

5. A certificate of an authorised signatory of the Additional Guarantor confirming that the execution by the Additional Guarantor of each Finance Document to which it is a party and the performance by it of its obligations under each such Finance Document are within its corporate powers and have been duly approved by all necessary corporate action.

6. A specimen of the signature of each person authorised by the resolutions referred to in paragraph 3 above.

7.     The latest accounts (audited if produced) of the Additional Guarantor.

8. A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document specified in Part IV of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement.

9. If applicable, a copy of all resolutions, written decisions, declarations, certificates of incorporation and re-registration and other documents required to ensure compliance with sections 151 to 158 of the Companies Act 1985 including an auditor's report from an auditor acceptable to the Agent, addressed to the Company and the Finance Parties, together with a letter from the Company confirming that it will register the relevant documents at Companies House.

10. A legal opinion of Allen & Overy and lawyers, acceptable to the Agent, in the jurisdiction of incorporation of the Additional Guarantor addressed to the Finance Parties.

11. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Guarantor Accession Agreement or for the validity and enforceability of any Finance Document.

                                   SCHEDULE 3

                        CALCULATION OF THE MANDATORY COST

(a) The Mandatory Cost for a Loan for its Interest Period or each of its Interest Periods, as appropriate, is the rate determined by the Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Reference Banks to the Agent and calculated in accordance with the following formulae:

       In relation to a Loan denominated in Sterling:

       BY + S(Y-Z) + F x 0.01% per annum = Mandatory Cost
       ---------------------------------
              100-(B + S)

       in relation to any other Loan:

       F x 0.01% per annum = Mandatory Cost
       -------------------
               300

       where on the day of application of the formula:

       B is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

       Y       is LIBOR as appropriate for the relevant Interest Period;

       S is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires the Reference Bank to place as a special deposit;

       Z is the interest rate per annum allowed by the Bank of England on special deposits; and

       F is the charge payable by the Reference Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero) expressed in pounds per L1 million of the fee base of the Reference Bank.

(b)    For the purposes of this Schedule 3:

       (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England; and

       (ii)    "FEE BASE" has the meaning given to it in the Fees Regulations;

       (iii) "FEES REGULATIONS" means the then current Financial Services Banking Supervision (Fees) Regulations and/or any other regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) If a Reference Bank does not supply a rate to the Agent, the applicable Mandatory Cost will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

(e)    (i)     Each formula is applied on the first day of the relevant Interest
               Period.

       (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(f) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks) shall notify the Company of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent must not place the Banks in a better or worse position than they had been in prior to the change of circumstances and shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 4

                                 FORM OF REQUEST

                              (BY LETTER OR BY FAX)

To:    HSBC Investment Bank plc as Agent

From:  [BORROWER]

Date:  [          ]

       SPIRENT PLC (FORMERLY BOWTHORPE PLC) - L315,000,000 AND U.S.$200,000,000
                    CREDIT AGREEMENT DATED [    ] JUNE, 1999

1. We wish to utilise [the Tranche A Facility/the Tranche B Facility /the Tranche C Facility] as follows:

       (a)     Drawdown Date: [             ]***

       (b)     Amount and currency: [            ]***

       (c)     [First].  Interest Period: [            ] ***

       (d)     Payment instructions: [             ]."**

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.


By:


----------------------------------------
[BORROWER]










----------
***    To be completed in accordance with Clause 5.2 (Completion of Requests).
**     Include only for Term Loans.

                                   SCHEDULE 5

                          FORMS OF ACCESSION DOCUMENTS

                                     PART I

                              NOVATION CERTIFICATE

To:    HSBC Investment Bank plc as Agent

From:  [THE EXISTING BANK] and [THE NEW BANK]                 Date: [          ]

       SPIRENT PLC (FORMERLY BOWTHORPE PLC) - L315,000,000 AND U.S.$200,000,000
                   CREDIT AGREEMENT DATED [     ] JUNE, 1999

We refer to Clause 28.3 (Procedure for novations).

1.     We [          ] (the "EXISTING BANK") and [            ] (the "NEW BANK")
       agree to the Existing Bank and the New Bank novating all or part of the Existing Bank's Commitments, rights and obligations referred to in the
       Schedule in accordance with Clause 28.3 (Procedure for novations).

2. The specified date for the purposes of Clause 28.3(c) (Procedure for novations) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 34.2 (Addresses for notices) are set out in the Schedule.

4.     This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                COMMITMENTS/RIGHTS AND OBLIGATIONS TO BE NOVATED

[insert relevant details].

[Existing Bank]                             [New Bank]

By:                                         By:

Date:                                       Date:

[NEW BANK]

[Facility Office                            Address for notices]

HSBC Investment Bank plc

By:

Date:

                                     PART II

                          BORROWER ACCESSION AGREEMENT

To:    HSBC Investment Bank plc as Agent

From:  [PROPOSED BORROWER] and SPIRENT plc (formerly BOWTHORPE plc)

                                                              Date: [          ]

    SPIRENT PLC (FORMERLY BOWTHORPE PLC) - L315,000,000 AND U.S.$200,000,000
        CREDIT AGREEMENT DATED [   ] JUNE, 1999 (THE "CREDIT AGREEMENT")

We refer to Clause 28.5 (Additional Borrowers).

We, [name of proposed borrower] of [Registered Office] (Registered no. [     ]),
agree to become an Additional Borrower and to be bound by the terms of the Credit Agreement as an Additional Borrower in accordance with Clause 28.5 (Additional Borrowers).

Our address for notices for the purposes of Clause 34.2 (Addresses for notices) is:

[
                                            ]

We, [name of proposed borrower] and Spirent plc, confirm that the representations and warranties set out in Clause 18 (Representations and warranties) deemed to be made on the date of this Agreement are correct on the date of this Agreement.

This Agreement is governed by English law.

By:

[PROPOSED BORROWER]
Authorised Signatory

By:


-----------------------------       ---------------------------
SPIRENT plc

                                    PART III

                          GUARANTOR ACCESSION AGREEMENT

To:    HSBC Investment Bank plc as Agent

From:  [PROPOSED GUARANTOR] and SPIRENT plc (formerly BOWTHORPE plc)

                                                             Date: [           ]

    SPIRENT PLC (FORMERLY BOWTHORPE PLC) - L315,000,000 AND U.S.$200,000,000
        CREDIT AGREEMENT DATED [   ] JUNE, 1999 (THE "CREDIT AGREEMENT")

We refer to Clause 28.6 (Additional Guarantors).

We, [name of proposed guarantor] of [Registered Office] (Registered no. [    ]),
agree to become an Additional Guarantor and to be bound by the terms of the Credit Agreement as an Additional Guarantor in accordance with Clause 28.6 (Additional Guarantors).

Our address for notices for the purposes of Clause 34.2 (Addresses for notices) is:

[
                                            ]

We, [name of proposed guarantor] and Bowthorpe plc, confirm that the representations and warranties set out in Clause 18 (Representations and warranties) deemed to be made on the date of this Agreement are correct on the date of this Agreement.

This Agreement is entered into as a deed and is governed by English law.

[APPLICABLE EXECUTION CLAUSE FOR ADDITIONAL GUARANTOR FOR SIGNING DEEDS]


By:


-----------------------------       ---------------------------
SPIRENT plc

                                     PART IV

                          FORM OF SYNDICATION AGREEMENT


                              SYNDICATION AGREEMENT

                             DATED [         ], 1999

         relating to a L315,000,000 and U.S.$200,000,000 Credit Facility
                             dated [   ] June, 1999

                                       for

                                  BOWTHORPE plc

                                   arranged by

                             DEUTSCHE BANK AG LONDON
                            HSBC INVESTMENT BANK plc

THIS AGREEMENT is dated [               ], 1999 between:

(1)    BOWTHORPE plc (the "COMPANY");

(2) DEUTSCHE BANK AG LONDON AND HSBC INVESTMENT BANK plc as arrangers (in this capacity the "ARRANGERS");

(3) DEUTSCHE BANK AG LONDON and MIDLAND BANK plc [and [)* as the banks party to the Credit Agreement (as defined below) as at today's date (the "EXISTING BANKS");

(4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as the banks who wish to accede to the Credit Agreement as Banks (the "NEW BANKS"); and

(5)    HSBC INVESTMENT BANK plc as agent (the "AGENT").

IT IS AGREED as follows:

1.     INTERPRETATION

1.1    DEFINITIONS

       In this Agreement, unless the contrary intention appears or the context otherwise requires:

       "CREDIT AGREEMENT"

       means the Original Credit Agreement as amended pursuant to Clause 4 (Nature of this Agreement) of this Agreement.

       "EFFECTIVE DATE"

       means [                            ].

       "ORIGINAL CREDIT AGREEMENT"

       means the Credit Agreement dated [   ] June, 1999 between the Company,
       the Arrangers, [certain of]* the Existing Banks and the Agent [as amended
       by a Syndication Agreement dated [            ], 1999]*.

       "TRANCHE A LOAN PARTICIPATION"

       means, in relation to an Existing Bank, the amount in Sterling set out opposite the name of that Existing Bank in Part I of Schedule 2 and, in relation to a New Bank, the amount in Sterling set out opposite the name of that New Bank in Part I of Schedule 3.

       "TRANCHE B LOAN PARTICIPATION"

       means, in relation to an Existing Bank, the amount in Sterling set out opposite the name of that Existing Bank in Part II of Schedule 2 and, in relation to a New Bank, the amount in Sterling set out opposite the name of that New Bank in Part II of Schedule 3.

----------
*      [MISSING DATA]

       "TRANCHE C LOAN PARTICIPATION"

       means, in relation to an Existing Bank, the amount in Sterling set out opposite the name of that Existing Bank in Part III of Schedule 2 and, in relation to a New Bank, the amount in Sterling set out opposite the name of that New Bank in Part III of Schedule 3.

1.2    INCORPORATION OF CREDIT AGREEMENT DEFINITIONS

       Terms defined in the Credit Agreement shall, unless the contrary intention appears or the context otherwise requires, have the same meaning in this Agreement.

1.3    INCORPORATION

       Clauses 1.2 (Construction), 12 (Payments), 27 (Amendments and waivers), 32 (Severability), 33 (Counterparts) and 34 (Notices) of the Credit Agreement shall apply to this Agreement, as though they were set out in full in this Agreement but as if references to the Credit Agreement are to be construed as references to this Agreement.

2.     CONSENT AND CONFIRMATION

       The Company, each Obligor, the Arrangers, the Existing Banks and the Agent each consent to the New Banks becoming Banks and confirm that, except as expressly provided by the terms of this Agreement, the Credit Agreement and each of the documents contemplated by the Credit Agreement shall continue in full force and effect.

3.     NOVATION

3.1    NOVATION OF TRANCHE A PARTICIPATIONS AND RELATED RIGHTS AND
       OBLIGATION(1)**

----------
(1)    [MISSING DATA]

----------
** To be amended according to whether the Total Loan Commitments are all, partly or not drawn and whether there is one or [MISSING DATA]

       On the Effective Date (regardless of whether a Default is then continuing):

       (a) each New Bank will become a Bank under the Credit Agreement with a participation in the Tranche A Loans equal to its Tranche A Loan Participation;

       (b) the amount of each Existing Bank's participation in the Tranche A Loans shall be and will be deemed to be reduced down to its Tranche A Loan Participation;

       (c) each New Bank will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Bank under and in respect of each of the Finance Documents in respect of the rights and obligations transferred to it under paragraphs (a) and (b) above;

       [(d) each Existing Bank shall transfer to each New Bank the amount (as notified to each Existing Bank by the Agent) necessary to ensure that after transfer the amount of each Existing Bank's participation in the Tranche A Loans is equal to its Tranche A Loan Participation and the amount of each New Bank's participation in the Tranche A Loans is equal to its Tranche A Loan Participation;

       (e) each New Bank will pay to the Agent, to the Agent's account (for the account of each Existing Bank) as notified to each New Bank
               prior to the Effective Date in [              ] in same day funds
               without any deduction or withholding of any nature and in immediately available and freely transferable funds, to be received for value on the Effective Date, an amount equal to its Tranche A Loan Participation;

       (f) the Agent shall (to the extent received by it) pay to each Existing Bank an amount equal to the consideration payable by the New Banks under paragraph (e) above up to a maximum amount equal to the difference between that Existing Bank's Tranche A Loan Commitment under the Credit Agreement on the date of the Credit Agreement and its Tranche A Loan Participation.]

3.2    NOVATION OF TRANCHE A COMMITMENTS AND RELATED RIGHTS AND OBLIGATIONS

       On the Effective Date (regardless of whether a Default is then continuing):

       (a) each New Bank will become a Bank under the Credit Agreement with those Tranche A Commitments as set out opposite its name in Part I of Schedule 4;

       (b) the Tranche A Commitments of each Existing Bank shall be and be deemed to be reduced down to the level set out opposite its name in Part I of Schedule 4 so long as the overall level of the Tranche A Total Commitments is not reduced; and

       (c) each New Bank will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Bank under and in respect of the Credit Agreement and the documents contemplated in the Credit Agreement in respect of the rights and obligations transferred to it under paragraphs (a) and
               (b) above.

3.3 NOVATION OF TRANCHE B LOAN PARTICIPATIONS AND RELATED RIGHTS AND OBLIGATIONS(2)**

       On the Effective Date (regardless of whether a Default is then continuing):

       (a) each New Bank will become a Bank under the Credit Agreement with a participation in the Tranche B Loans equal to its Tranche B Loan Participation;

       (b) the amount of each Existing Bank's participation in the Tranche B Loans shall be and will be deemed to be reduced down to its Tranche B Loan Participation;

       (c) each New Bank will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Bank under and in respect of each of the Finance Documents in respect of the rights and obligations transferred to it under paragraphs (a) and (b) above;

       [(d) each Existing Bank shall transfer to each New Bank the amount (as notified to each Existing Bank by the Agent) necessary to ensure that after transfer the amount of each Existing Bank's participation in the Tranche B Loans is equal to its Tranche B Loan Participation and the amount of each New Bank's participation in the Tranche B Loans is equal to its Tranche B Loan Participation;

       (e) each New Bank will pay to the Agent, to the Agent's account (for the amount of each Existing Bank) as notified to each New Bank
               prior to the Effective Date in [              ] in same day funds
               without any deduction or withholding of any nature and in immediately available and freely transferable funds, to be Tranche B Loan Participation;

       (f) the Agent shall (to the extent received by it) pay to each Existing Bank an amount equal to the consideration payable by the New Banks under paragraph (e) above up to a maximum amount equal to the difference between that Existing Bank's Tranche B Commitment under the Credit Agreement on the date of the Credit Agreement and its Tranche B Loan Participation.]

3.4    NOVATION OF TRANCHE B COMMITMENTS AND RELATED RIGHTS AND OBLIGATIONS

       On the Effective Date (regardless of whether a Default is then continuing):

       (a) each New Bank will become a Bank under the Credit Agreement with a Tranche B Commitment as set out opposite its name in Part II of
               Schedule 4;

       (b) the Existing Bank's Tranche B Commitment shall be and be deemed to be reduced down to, the amount set out opposite its name in
               Part II of Schedule 4; and

       (c) each New Bank will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Bank under and in respect of each of the Finance Documents in respect of the rights and obligations transferred to it under paragraphs (a) and (b) above.

----------
(2)    [MISSING DATA]

3.5    NOVATION OF TRANCHE C LOAN PARTICIPATIONS AND RELATED RIGHTS AND
       OBLIGATIONS**

       On the Effective Date (regardless of whether a Default is then continuing):

       (a) each New Bank will become a Bank under the Credit Agreement with a participation in the Tranche C Loans equal to its Tranche C Loan Participation;

       (b) the amount of each Existing Bank's participation in the Tranche C Loans shall be and will be deemed to be reduced down to its Tranche C Loan Participation;

       (c) each New Bank will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Bank under and in respect of each of the Finance Documents in respect of the rights and obligations transferred to it under paragraphs (a) and (b) above;

       [(d) each Existing Bank shall transfer to each New Bank the amount (as notified to each Existing Bank by the Agent) necessary to ensure that after transfer the amount of each Existing Bank's participation in the Tranche C Loans is equal to Tranche C Loan Participation and the amount of each New Bank's participation in the Tranche C Loans is equal to its Tranche C Loan Participation;

       (e) each New Bank will pay to the Agent, to the Agent's account (for the amount of each Existing Bank) as notified to each New Bank
               prior to the Effective Date in [              ] in same day funds
               without any deduction or withholding of any nature and in immediately available and freely transferable funds, to be received for value on the Effective Date, an amount equal to its Tranche C Loan Participation;

       (f) the Agent shall (to the extent received by it) pay to each Existing Bank an amount equal to the consideration payable by the New Banks under paragraph (e) above up to a maximum amount equal to the difference between that Existing Bank's Tranche C Commitment under the Credit Agreement on the date of the Credit Agreement and its Tranche C Loan Participation.]

3.6    NOVATION OF TRANCHE C COMMITMENTS AND RELATED RIGHTS AND OBLIGATIONS

       On the Effective Date (regardless of whether a Default is then continuing):

       (a) each New Bank will become a Bank under the Credit Agreement with a Tranche C Commitment as set out opposite its name in Part III of Schedule 4;

       (b) the Existing Bank's Tranche C Commitment shall be and be deemed to be reduced down to, the amount set out opposite its name in
               Part III of Schedule 4; and

       (c) each New Bank will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Bank under and in respect of each of the Finance Documents in respect of the rights and obligations transferred to it under paragraphs (a) and (b) above.

3.7    AMOUNTS DUE ON OR BEFORE THE EFFECTIVE DATE

(a) All amounts (if any) payable to an Existing Bank by any Obligor on or before the Effective Date (including, without limitation, all interest and fees payable on the Effective Date) in respect of any period ending prior to the Effective Date shall be for the account of the

       Existing Banks, and none of the New Banks shall have any interest in, or any rights in respect of, any such amounts.

(b)    If any Loan falls to be made on the Effective Date:

       (i) the Agent will promptly notify each of the New Banks of that fact (and the amount of its participation in that Loan in accordance with paragraph (ii) below); and

       (ii) each Existing Bank and each New Bank shall participate in that Loan (subject to the terms of the Credit Agreement) as if the novation of the Commitments under Clauses 3.2(a) and (b) (Novation of Tranche A Commitments and related rights and obligations), 3.4(a) and (b) (Novation of Tranche B Commitments and related rights and obligations) and 3.6(a) and (b) (Novation of Tranche C Commitments) of this Agreement had taken effect prior to opening of business on the Business Day before the Effective Date, and the relevant Borrower acknowledges that no Existing Bank will be obliged to participate in any such Loan to any greater extent.

3.8    ADMINISTRATIVE DETAILS

       Each New Bank has delivered to the Agent its initial details for the purposes of Clause 34 (Notices) of the Credit Agreement.

4.     NATURE OF THIS AGREEMENT

       The novation of Commitments and rights and obligations contemplated by this Agreement shall take effect (in accordance with its terms) as a novation so that:

       (a) Part I of Schedule 4 to this Agreement is substituted for Part I of Schedule 1 to the Credit Agreement on the Effective Date;

       (b) Part II of Schedule 4 to this Agreement is substituted for Part II of Schedule 1 to the Credit Agreement on the Effective Date;

       (c) Part III of Schedule 4 to this Agreement is substituted for Part III of Schedule 1 to the Credit Agreement on the Effective Date; and

       (c) Clause 28 (Procedure for novations) of the Credit Agreement shall apply to the Commitments, rights and obligations transferred, assumed and released under Clauses 3.1 (Novation of Tranche A Loan Participations and related rights and obligations) to 3.6 (Novation of Tranche C Commitments and related rights and obligations) inclusive of this Agreement and to the associated rights and obligations under the Credit Agreement and the documents contemplated in the Credit Agreement, as if this Agreement were a Novation Certificate.

5.     REPRESENTATION AND WARRANTY FROM THE COMPANY

       The Company represents and warrants for the benefit of each other party to this Agreement in respect of the Information Memorandum:

       (a) the material factual information relating to the Group contained in the Information Memorandum was true and accurate in all material respects as at its date;

       (b) the material factual information relating to the Target Group contained in the Information Memorandum was:

               (i) to the extent that such information was public information, accurately extracted from public information; or

               (ii) to the extent that such information was not public information, true and accurate in all material respects as at its date;

       (c) to the best of its knowledge the opinions, projections and forecasts contained in it and the assumptions on which they are based were arrived at after due and careful consideration and genuinely represented its view; and

       (d) to the best of its knowledge there are no material facts or circumstances which have not been disclosed to the parties to this Agreement in the Information Memorandum and which would make any of the information, opinions, projections, forecasts or assumptions contained in it untrue, incomplete, inaccurate or misleading in any material respect or which might reasonably be expected to affect materially a lender's decision whether to enter into the Credit Agreement.

6.     CLAW-BACK

       The Agent is not obliged to pay any amount to any Existing Bank under Clause 3 (Novation) until it has established that it has actually received a related amount from a New Bank pursuant to that Clause. The Agent may, however, assume that each New Bank has paid the amount due from it under Clause 3 (Novation) and, in reliance on that assumption, make available to any Existing Bank the relevant amount. If any New Bank has not made such payment but the Agent has paid an amount to any Existing Bank on the basis that it had made it, any Existing Bank will within 5 Business Days of demand by the Agent refund the relevant amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

7.     GOVERNING LAW

       This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                  THE NEW BANKS

[

                                        ]

                                   SCHEDULE 2

                                     PART I

                   EXISTING BANKS AND TRANCHE A PARTICIPATIONS

EXISTING BANKS                                          TRANCHE A PARTICIPATIONS
                                                                   L

                                     PART II

                   EXISTING BANKS AND TRANCHE B PARTICIPATIONS

EXISTING BANKS                                          TRANCHE B PARTICIPATIONS
                                                                   L

                                    PART III

                   EXISTING BANKS AND TRANCHE C PARTICIPATIONS

EXISTING BANKS                                          TRANCHE C PARTICIPATIONS
                                                                   L

                                   SCHEDULE 3

                                     PART I

                       BANKS AND TRANCHE A PARTICIPATIONS

BANKS                                                   TRANCHE A PARTICIPATIONS
                                                                   L

                                     PART II

                       BANKS AND TRANCHE B PARTICIPATIONS

BANKS                                                   TRANCHE B PARTICIPATIONS
                                                                   L

                                    PART III

                       BANKS AND TRANCHE C PARTICIPATIONS

BANKS                                                   TRANCHE C PARTICIPATIONS
                                                                   L

                                   SCHEDULE 4

                                     PART I

                         BANKS AND TRANCHE A COMMITMENTS

BANKS                                                    TRANCHE A COMMITMENTS
                                                                   L


                                                             ------------
                    Total Tranche A Commitments              L125,000,000

                                     PART II

                         BANKS AND TRANCHE B COMMITMENTS

BANKS                                                    TRANCHE B COMMITMENTS
                                                                   L


                                                             ------------
                    Total Tranche B Commitments              L100,000,000

                                    PART III

                         BANKS AND TRANCHE C COMMITMENTS

BANKS                                                    TRANCHE C COMMITMENTS
                                                                   L


                                                             ------------
                 Total Tranche C Commitments                 L215,000,000

                                   SIGNATORIES

                         (to the Syndication Agreement)

COMPANY

BOWTHORPE plc

By:
    --------------------         --------------------


ARRANGERS

DEUTSCHE BANK AG LONDON

By:


HSBC INVESTMENT BANK plc

By:


EXISTING BANKS

DEUTSCHE BANK AG LONDON

By:


MIDLAND BANK plc

By:


NEW BANKS

[                     ]

By:


AGENT

HSBC INVESTMENT BANK plc

By:

                                   SCHEDULE 6

                         FORM OF COMPLIANCE CERTIFICATE

To:    HSBC Investment Bank plc as Agent

From:  Spirent plc

Date:  [              ]

 SPIRENT PLC (FORMERLY BOWTHORPE PLC) - L315,000,000 AND U.S.$200,000,000 CREDIT
           AGREEMENT DATED [     ] JUNE, 1999 (THE "CREDIT AGREEMENT")

This is a Compliance Certificate.

We confirm that:

(a)    as at [           ] (the "TESTING DATE"), Consolidated Net Debt was
       L[        ] and ConsolidaTed EBITDA was L[        ]; therefore, the ratio
       of Consolidated Net Debt to Consolidated EBITDA was [           ] to 1;
       the maximum ratio permitted under Clause 19.10(a)(i) (Financial
       covenants) at the testing date is [            ] to 1; and

(b)    as at the testing date, Consolidated EBITA was L[           ] and
       Consolidated Net Interest Expense is L[            ]; therefore, the
       ratio of Consolidated EBITA to Consolidated Net Interest Expense is
       [           ] to 1; the minimum ratio permitted under Clause 19.10(a)(ii)
       (Financial covenants) at the testing date is 3.0 to 1; and

(c)    the following companies are Material Subsidiaries:

       [                                                    ]

(d)    Percentage of Consolidated EBIT and Consolidated Total Assets provided by
       the Company and these Material Subsidiaries is [            ] and
       [            ].

By:

-------------------------  ---------------------------
SPIRENT plc

                                   SCHEDULE 7

                           FORM OF MARGIN CERTIFICATE

To:    HSBC Investment Bank plc as Agent

From:  Spirent plc

Date:  [            ]

    SPIRENT PLC (FORMERLY BOWTHORPE PLC) - L315,000,000 AND U.S.$200,000,000
       CREDIT AGREEMENT DATED [     ] JUNE, 1999 (THE "CREDIT AGREEMENT")

This is a Margin Certificate.

We confirm that as at [          ], Consolidated Net Debt was L[           ] and
Consolidated EBITDA was L[          ] and therefore the ratio of Consolidated
Net Debt to Consolidated EBITDA was [           ] to 1. Accordingly the
applicable Margin is, in accordance with Clause 9.5 (Adjustment of the Margin),
[      ] per cent. per annum.


By:


-------------------------                   ---------------------------
SPIRENT plc

                                   SCHEDULE 8

                         EXISTING PREFERRED INDEBTEDNESS

             SUMMARY OF PREFERRED INDEBTEDNESS AS AT 14TH MAY, 1999

                           TOTAL            TOTAL           14-May-99        14-May-99    14-May-99
                          OVERDRAFT         LOAN            OVERDRAFT          LOAN         TOTAL
                         FACILITIES       FACILITIES         BALANCE          BALANCE      O'STDING
                          (L000's)         (L000's)         (L000's)         (L000's)      (L000's)
                        ------------     -------------     ------------     -----------  ------------
SECURED                        2,624            25,632              461          17,669        18,130

UNSECURED                     13,744             2,929            4,297           1,999         6,296

FINANCE LEASES                                                                    7,318         7,318
                        ------------     -------------     ------------     -----------  ------------
PREFERRED INDEBTEDNESS        16,368            28,561            4,758          26,986        31,744
                        ------------     -------------     ------------     -----------  ------------

                                   SCHEDULE 9

                              MATERIAL SUBSIDIARIES

Adtech Inc
Penny & Giles International plc
Paul Hellermann GmbH
Telecom Analysis Systems Inc
Tyton Hellermann Corporation
Autronics Corporation
Keystone Thermometrics Corporation
Thermometrics Inc
Global Simulation Systems Ltd
Western Pacific Data Systems Inc
Switching Systems International
Kaye Instruments Inc
Penny & Giles Controls Ltd
Tyton Hellermann do Brasil Industria e Comerco Ltda
General Eastern Instruments Inc
Hellermann France SA
Bowthorpe Hellermann (Pty) Ltd
P&G Aerospace Inc
Hellermann Scandinavia AB
Western Pacific Data Systems Ltd
Atlantic Scientific Corporation
Protimeter plc

                                   SCHEDULE 10

                       FORM OF ALLEN & OVERY LEGAL OPINION

To:    The Finance Parties named as
       original parties to the Credit Agreement
       (as defined below)

                                                           [        ] June, 1999

Dear Sirs,

    BOWTHORPE PLC (THE "BORROWER") - L315,000,000 AND U.S.$200,000,000 CREDIT
            AGREEMENT DATED [   ] JUNE, 1999 (THE "CREDIT AGREEMENT")

We have received instructions from and participated in discussions with the Arrangers and the Agent in connection with the Credit Agreement.

Terms defined in the Credit Agreement have the same meaning in this opinion.

For the purposes of this opinion we have examined the following documents:

A.     a signed copy of the Credit Agreement;

B. a certified copy of the memorandum and articles of association and certificate of incorporation of the Borrower;

C.     a certified copy of the minutes of a meeting of the board of directors of
       the Borrower held on [         ] June, 1999; and

D.     a certified copy of the minutes of a meeting of a committee of the board
       of directors of the Borrower held on [       ] June, 1999.

On [      ] June, 1999, we carried out a search of the Borrower at the Companies
Registry. On [        ] June, 1999 we made a telephone search of the Borrower at the winding-up petitions at the Companies court.

The above are the only documents or records we have examined and the only searches and enquiries we have carried out.

We assume that:

A. the Borrower is able to pay its debts within the meaning of section 123 of the Insolvency Act, 1986 at the time it enters into the Credit Agreement and will not, as a consequence of the Credit Agreement, be unable to pay its debts within the meaning of that section;

B. no step has been taken to wind up the Borrower or appoint a receiver in respect of it or any of its assets although the searches of the Companies Registry referred to above give no indication that any winding-up order or appointment of a receiver has been made;

C.     all signatures and documents are genuine;

D.     all documents are and remain up-to-date;

E. the correct procedure was carried out for the board meeting referred to in paragraphs (c) and (d) above; for example, there was a valid quorum, all relevant interests of directors were declared and the resolutions were duly passed at each of the meetings;

F. any restrictions in the Borrower's Articles of Association would not be contravened by the performance by the Borrower of the Credit Agreement; in this regard, it should be noted that, as contemplated in the Credit Agreement, the borrowing limits in the Articles of Association of the Company will need to be changed;

G. the Credit Agreement has been duly executed on behalf of the Borrower by the person[s] authorised by the resolution passed at the meeting referred to in paragraph (c) above; and

H. the Credit Agreement is a legally binding, valid and enforceable obligation of each Finance Party.

Subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that, so far as the present laws of England are concerned:

I. STATUS: The Borrower is a company incorporated with limited liability under the laws of England and is not in liquidation.

II. POWERS AND AUTHORITY: The Borrower has the corporate power to enter into and perform the Credit Agreement and has taken all necessary corporate action to authorise the execution, delivery and performance of the Credit Agreement.

III. LEGAL VALIDITY: The Credit Agreement constitutes a legally binding, valid and enforceable obligation of the Borrower.

IV. NON-CONFLICT: The execution, delivery and performance by the Borrower of the Credit Agreement will not violate any provision of (i) any existing English law applicable to companies generally, or (ii) the memorandum or articles of association of the Borrower.

V. CONSENTS: No authorisations of governmental, judicial or public bodies or authorities in England are required by the Borrower in connection with the performance, validity or enforceability of the Credit Agreement.

VI. TAXES: All payments due from the Borrower under the Credit Agreement may be made without deduction of any United Kingdom taxes if, in the case of any interest, the person that made the Loan to which the interest relates was, at the time of making the Loan, a "bank" as defined in section 840A of the Income and Corporation Taxes Act 1988 and the person beneficially entitled to the interest is within the charge to United Kingdom corporation tax as respects that interest at the time the interest is paid.

VII. REGISTRATION REQUIREMENTS: It is not necessary or advisable to file, register or record the Credit Agreement in any public place or elsewhere in England.

VIII. STAMP DUTIES: No stamp, registration or similar tax or charge is payable in England in respect of the Credit Agreement.

This opinion is subject to the following qualifications:

1. This opinion is subject to all insolvency and other laws affecting the rights of creditors or secured creditors generally.

2.     No opinion is expressed on matters of fact.

3.     We assume that no foreign law affects the conclusions stated above.

4. The term "enforceable" means that a document is of a type and form enforced by the English courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by the non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters, but in our view these qualifications would not defeat your legitimate expectations in any material respect.

This opinion is given for your sole benefit and may not be relied upon by or disclosed to any other person.

Yours faithfully,


ALLEN & OVERY

                                   SIGNATORIES

COMPANY

BOWTHORPE plc

By:    COLIN MCCARTHY


ARRANGERS

DEUTSCHE BANK AG LONDON

By:    SEAN MALONE

HSBC INVESTMENT BANK plc

By:    MICHAEL JESTER


BANKS

DEUTSCHE BANK AG LONDON

By:    SEAN MALONE

MIDLAND BANK plc

By:    PHILIP MILLS


AGENT

HSBC INVESTMENT BANK plc

By:    MICHAEL JESTER

                      SIGNATORIES TO SUPPLEMENTAL AGREEMENT

COMPANY

SPIRENT PLC

By:    ERIC HUTCHINSON


AGENT

HSBC INVESTMENT BANK PLC

By:    MICHAEL JESTER